APPENDIX C--STATEMENT OF PREFERENCES OF AUCTION PREFERRED SHARES


















                  PIONEER MUNICIPAL HIGH INCOME ADVANTAGE TRUST

                           STATEMENT OF PREFERENCES OF

                            AUCTION PREFERRED SHARES
















                                TABLE OF CONTENTS

DEFINITIONS..............................................................C-4

PART I...................................................................C-17
Number of Authorized Shares..............................................C-17
Dividends................................................................C-18
Designation of Special Dividend Periods..................................C-21
Voting Rights............................................................C-22
Investment Company Act Preferred Share Asset Coverage....................C-25
Preferred Shares Basic Maintenance Amount................................C-25
Restrictions on Dividends and Other Distributions........................C-27
Rating Agency Restrictions...............................................C-28
Redemption...............................................................C-32
Liquidation Rights.......................................................C-35
Miscellaneous ...........................................................C-35

PART II..................................................................C-36
Orders...................................................................C-36
Submission of Orders by Broker-Dealers to Auction Agent..................C-37
Determination of Sufficient Clearing Bids, Winning Bids Rate and
Applicable Rate..........................................................C-39
Acceptance and Rejection of Submitted Bids and Submitted Sell
Orders and Allocation of Shares..........................................C-40
Auction Agent............................................................C-42
Transfer of APS..........................................................C-43
Global Certificate.......................................................C-43
Force Majeure............................................................C-43


         PIONEER MUNICIPAL HIGH INCOME ADVANTAGE TRUST, a Delaware statutory trust (the "Trust"), certifies that:

         First: Pursuant to authority expressly vested in the Board of Trustees of the Trust by Article V of the Trust's Agreement and Declaration of Trust, dated [ ], 2003 (which, as hereafter restated or amended from time to time is, together with this Statement, herein called the "Declaration"), the Board of Trustees adopts this Statement of Preferences of Auction Preferred Shares (the "Statement"), authorizes the establishment, designation and issuance of an unlimited number of shares of the Trust's auction preferred shares, liquidation preference $25,000 per share, having the designation or designations set forth in this Statement (the "Auction Preferred Shares" or "APS").

         Second: The Auction Preferred Shares shall be issuable in such series as are designated from time to time by the Board and shall have the preferences, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption, and other rights and limitations set forth in this Statement. As of [ ], 2003, the following series of Auction Preferred Shares are established.

1 AUCTION PREFERRED SHARES, SERIES A: An unlimited number of Auction Preferred Shares, $0.0001 par value per share, liquidation preference $25,000 per Auction Preferred Share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated "Auction Preferred Shares, Series A." Each Auction Preferred Shares, Series A (sometimes referred to herein as "Series A APS") may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority and have such other preferences as provided herein or as may be determined in advance of the issuance thereof by the Board of Trustees or pursuant to their delegated authority. The Series A APS shall constitute a separate series of Auction Preferred Shares, and each Series A APS shall be identical.

2. AUCTION PREFERRED SHARES, SERIES B: An unlimited number of Auction Preferred Shares, $0.0001 par value per share, liquidation preference
$25,000 per Auction Preferred Share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated "Auction Preferred Shares, Series B." Each Auction Preferred Shares, Series B (sometimes referred to herein as "Series B APS") may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority and have such other preferences as provided herein or as may be determined in advance of the issuance thereof by the Board of Trustees or pursuant to their delegated authority. The Series B APS shall constitute a separate series of Auction Preferred Shares, and each Series B APS shall be identical.

         Third: The preferences, voting powers restrictions, limitations as to dividends, qualifications, terms and conditions of redemption, and other rights and limitations of the shares of the Auction Preferred Shares, Series A, and Auction Preferred Shares, Series B, and each other series of APS now or hereafter described in these By-Laws are or shall be as set forth in this Statement. No fractional APS shall be issued.

         Fourth: That any provision of the Declaration that conflict with or are inconsistent with the provisions of this Statement are hereby amended to conform to the terms of this Statement.

                                   DEFINITIONS

         As used in Parts I and II of this Statement, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

         "AA Financial Composite Commercial Paper Rate" on any date means (i)
(A) the Interest Equivalent of the 30-day rate (for Dividend Periods fewer than or equal to 31 days), the 60-day rate (for Dividend Periods greater than 31 days but fewer than or equal to 61 days) and the 90-day rate (for Dividend Periods greater than 61 days but fewer than or equal to 91 days) on commercial paper on behalf of issuers whose corporate bonds are rated AA by S&P, or the equivalent of such rating by another Rating Agency, as announced by the Federal Reserve Bank of New York for the close of business on the Business Day immediately preceding such date; and (B) for Dividend Periods greater than 91 days but fewer than 184 days, the rate described in clause (ii) below; or (ii) if the Federal Reserve Bank of New York does not make available such a rate, or with respect to Dividend Periods greater than 91 days but fewer than 184 days, then the arithmetic average of the Interest Equivalent of such rates on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Auction Agent for the close of business on the Business Day immediately preceding such date (rounded to the next highest one-thousandth (0.001) of 1%). If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Financial Composite Commercial Paper Rate, such rate shall be determined on the basis of the quotations (or quotation) furnished by the remaining Commercial Paper Dealers (or Dealer), if any, or, if there are no such Commercial Paper Dealers, by the Auction Agent. For purposes of this definition, (A) "Commercial Paper Dealers" shall mean (1) UBS Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated; (2) in lieu of any thereof, its respective affiliate or successor; and (3) in the event that any of the foregoing shall cease to quote rates for commercial paper of issuers of the sort described above, in substitution therefor, a nationally recognized dealer in commercial paper of such issuers then making such quotations selected by the Trust, and (B) "Interest Equivalent" of a rate stated on a discount basis for commercial paper of a given number of days' maturity shall mean a number equal to the quotient (rounded upward to the next higher one-thousandth (0.001) of 1%) of (1) such rate expressed as a decimal, divided by (2) the difference between
(x) 1.00 and (y) a fraction, the numerator of which shall be the product of such rate expressed as a decimal, multiplied by the number of days in which such commercial paper shall mature and the denominator of which shall be 360.

         "Affected Series" has the meaning set forth in Section 4(c) of Part I of this Statement.

         "Affiliate" means any Person known to the Auction Agent to be controlled by, in control of, or under common control with, the Trust.

         "Agent Member" means a member of, or participant in, the Securities Depository that will act on behalf of a Beneficial Owner of one or more APS or on behalf of a Potential Beneficial Owner.

         "Annual Valuation Date" means the last Business Day of each fiscal year of the Trust.

          "Applicable Percentage" means the percentage determined based on (i) the lower of the credit ratings assigned to the series of APS on such date by Moody's and Fitch (or if Moody's and Fitch are not making such rating available, the equivalent of such rating by a substitute rating agency) and (ii) whether or not the Trust has given notification to the Auction Agent prior to the Auction that any Taxable Income will be included in the dividend on the APS for the Dividend Period as follows:

               Moody's Credit Rating
                                         ------------------------      No Notification            Notification
                                           Fitch Credit Rating
                        Aaa                        AAA                      110%                      125%
                   Aa3 or higher              AA- or higher                 125%                      150%
                     A3 to A1                    A- to A+                   150%                      200%
                   Baa3 to Baa1                BBB- to BBB+                 175%                      250%
                    Below Baa3                  Below BBB-                  200%                      300%

         The Applicable Percentage as so determined shall be further subject to upward but not downward adjustment in the discretion of the Board of Trustees of the Trust after consultation with the Broker-Dealers, provided that immediately following any such increase the Trust would be in compliance with the Preferred Shares Basic Maintenance Amount. The Trust shall take all reasonable action necessary to enable Moody's and Fitch to provide a rating for each series of APS. If both Moody's and Fitch shall not make such a rating available, the Trust shall select another Rating Agency to act as a Substitute Rating Agency. The Trust shall not be required to have more than one Rating Agency provide a rating for any series of the APS.


         "Applicable Rate" means the rate per annum at which cash dividends are payable on the APS for any Dividend Period.


         "APS" means the Series A APS and the Series B APS.

         "Auction" means a periodic operation of the Auction Procedures.

         "Auction Agent" means Deutsche Bank Trust Company Americas unless and until another commercial bank, trust company or other financial institution appointed by a resolution of the Board of Trustees of the Trust or a duly authorized committee thereof enters into an agreement with the Trust to follow the Auction Procedures for the purpose of determining the Applicable Rate and to act as transfer agent, registrar, dividend disbursing agent and redemption agent for the APS.

         "Auction Date" with respect to any Dividend Period shall mean the Business Day next preceding the first day of such Dividend Period.

         "Auction Procedures" means the procedures for conducting Auctions set forth in Part II of this Statement.

         "Auditors' Confirmation" has the meaning set forth in Section 6(c) of
Part I of this Statement.

         "Available APS" shall have the meaning specified in paragraph (a) of
Section 3 of Part II of this Statement.

         "Beneficial Owner" means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of APS or a Broker-Dealer that holds APS for its own account.

         "Bid" and "Bids" shall have the respective meanings specified in paragraph (a) of Section 1 of Part II of this Statement.

         "Bidder" and "Bidders" shall have the respective meanings specified in paragraph (a) of Section 1 of Part II of this Statement; provided, however, that neither the Trust nor any affiliate thereof shall be permitted to be a Bidder in an Auction, except that any Broker-Dealer that is an affiliate of the Trust may be a Bidder in an Auction, but only if the Orders placed by such Broker-Dealer are not for its own account.

         "Board of Trustees" means the Board of Trustees of the Trust.

         "Broker-Dealer" means any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in Part II of this Statement, that has been selected by the Trust and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

         "Broker-Dealer Agreement" means an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in Part II of this Statement.

         "Business Day" means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in New York City are authorized or obligated by law to close.

         "Closing Transaction" has the meaning set forth in Section 8(a) of Part I of this Statement.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time. Each reference herein to a section of the Code shall be deemed to include the United States Treasury Regulations in effect thereunder and applicable to the APS or the use of proceeds thereof, and also includes all applicable amendments or successor provisions unless the context requires otherwise.

         "Commercial Paper Dealers" has the meaning set forth in the definition of "`AA' Financial Composite Commercial Paper Rate."

         "Common Shares" means the shares of beneficial interest designated as common shares, no par value, of the Trust.

         "Cure Date" shall mean the Preferred Shares Basic Maintenance Cure Date or the Investment Company Act Cure Date.

         "Date of Original Issue" means, with respect to any APS, the date on which the Trust first issues such share.

         "Deposit Securities" means cash and portfolio securities rated at least A2 (having a remaining maturity of 12 months or less), P-1, VMIG-1 or MIG-1 by Moody's or A (having a remaining maturity of 12 months or less), A-1+ or SP-1+ by S&P.

         "Discount Factor" means a Fitch Discount Factor or a Moody's Discount Factor, as applicable.

         "Discounted Value" of any asset of the Trust means the quotient of the Market Value of an Eligible Asset divided by the applicable Discount Factor.

         "Dividend Payment Date," with respect to APS, shall mean any date on which dividends are payable on shares of such series pursuant to the provisions of paragraph (d) of Section 2 of Part I of this Statement.

         "Dividend Period" with respect to shares of a series of APS, shall mean the period from and including the Date of Original Issue of shares of such series to but excluding the initial Dividend Payment Date for shares of such series and any period thereafter from and including one Dividend Payment Date for shares of such series to but excluding the next succeeding Dividend Payment Date for shares of such series.

         "Eligible Asset" means a Fitch Eligible Asset (if Fitch is then rating the APS), a Moody's Eligible Asset (if Moody's is then rating the APS) and/or any asset included in the calculations used by any Rating Agency then rating the APS for purposes of determining such Rating Agency's rating on the APS, as applicable.

         "Existing Holder" means a Broker-Dealer, or any such other Person that may be permitted by the Trust, that is listed as the holder of record of APS in the Share Books.

         "Exposure Period" on a Valuation Date means the period commencing on such date and ending 42 days thereafter, as such exposure period may be modified by resolution of the Board of Trustees; provided, however, that the Trust shall have received confirmation in writing from each Rating Agency that any such modification shall not adversely affect such Rating Agency's then-current rating of the APS.

         "Failure to Deposit," with respect to shares of a series of APS, shall mean a failure by the Trust to pay to the Auction Agent, not later than 12:00 noon, New York City time, (A) on the Business Day next preceding any Dividend Payment Date for shares of such series, in funds available on such Dividend Payment Date in the City of New York, New York, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of such series or (B) on the Business Day next preceding any redemption date in funds available on such redemption date for shares of such series in the City of New York, New York, the Redemption Price to be paid on such redemption date for any share of such Series after Notice of Redemption is mailed pursuant to paragraph (c) of Section 9 of Part I of this Statement; provided, however, that the foregoing clause (B) shall not apply to the Trust's failure to pay the Redemption Price in respect of APS when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

         "Federal Tax Rate Increase" has the meaning set forth under the definition of "Volatility Factor" below.

         "Fitch" means Fitch Ratings or its successors.

         "Fitch Discount Factor" means, for purposes of determining the Discounted Value of any Fitch Eligible Asset, the percentage determined by reference to the rating on such asset and the shortest Exposure Period set forth opposite such rating that is the same length as or is longer than the Exposure Period, in accordance with the table set forth below.

                                 RATING CATEGORY
EXPOSURE PERIOD                        AAA*       AA*        A*         BBB*       F1**       UNRATED***
---------------                        ---        --         -          ---        --         -------
7 weeks............................... 151%       159%       166%       173%       136%       225%
8 weeks or less but
greater than 7 weeks.................. 154%       161%       168%       176%       137%       231%
9 weeks or less but
greater than 8 weeks.................. 158%       163%       170%       177%       138%       240%

----------------

*Fitch rating (or, if not rated by Fitch, see the definition of "Fitch Eligible Asset" below).
--------------------------------------------------------------------------------

**Municipal Obligations rated F1 by Fitch (or, if not rated by Fitch, see the definition of "Fitch Eligible Asset" below), which do not mature or have a demand feature at par exercisable in 30 days and which do not have a long-term rating.

***Includes Municipal Obligations rated less than BBB by Fitch (or, if not rated by Fitch, see the definition of "Fitch Eligible Asset" below) and unrated securities.
         Notwithstanding the foregoing, (i) the Fitch Discount Factor for short-term Municipal Obligations will be 115%, so long as such Municipal Obligations are rated at least F2 by Fitch (or, if not rated by Fitch, rated MIG-1, VMIG-1 or P-1 by Moody's or at least A-1+ or SP-1+ by S&P) and mature or have a demand feature at par exercisable in 30 days or less, and (ii) no Fitch Discount Factor will be applied to cash or to Receivables for Municipal Obligations Sold.

         "Fitch Eligible Asset" shall mean cash (including interest and dividends due on if the payment date is within five Business Days of the Valuation Date), Receivables for Municipal Obligations Sold, Rule 2a-7 Money Market Funds or a Municipal Obligation that (i) pays interest in cash, (ii) does not have its Fitch rating, as applicable, suspended by Fitch, and (iii) is part of an issue of Municipal Obligations of at least $10,000,000. In Addition, Municipal Obligations in the Trust's portfolio must be within the following investment guidelines to be Fitch Eligible Assets.

                                                Minimum               Maximum Single
                                               Issue Size           Underlying Obligor       Maximum State Allowed
Rating                                      ($ Millions) (1)          Issuer (%) (2)              (%) (2) (3)
----------                                -------------------       ------------------         -----------------
AAA.................................               10                       100                       100
AA..................................               10                       20                         60
A...................................               10                       10                         40
BBB.................................               10                        6                         20
BB..................................               10                        4                         12
B...................................               10                        3                         12
CCC.................................               10                        2                         12

--------------------
     (1) Preferred stock has a minimum issue size of $50 million.
     (2) The referenced percentage represents maximum cumulation total for the related rating category and each lower rating category.
     (3) Territorial bonds (other than those issued by Puerto Rico and counted collectively) are each limited to 10% of Fitch Eligible Assets. For diversification purposes, Puerto Rico will be treated as a state.

         For purposes of applying the foregoing requirements and applying the applicable Fitch Discount Factor, if a Municipal Obligation is not rated by Fitch but is rated by Moody's and S&P, such Municipal Obligation (excluding short-term Municipal Obligations) will be deemed to have the Fitch rating which is the lower of the Moody's and S&P rating. If a Municipal Obligation is not rated by Fitch but is rated by Moody's or S&P, such Municipal Obligation (excluding short-term Municipal Obligations) will be deemed to have such rating. Eligible Assets shall be calculated without including cash; and Municipal Obligations rated F1 by Fitch or, if not rated by Fitch, rated MIG-1, VMIG-1 or P-1 by Moody's; or, if not rated by Moody's, rated A-1+/AA or SP-1+/AA by S&P shall be considered to have a long-term rating of A. When the Trust sells a Municipal Obligation and agrees to repurchase such Municipal Obligation at a future date, such Municipal Obligation shall be valued at its Discounted Value for purposes of determining Fitch Eligible Assets, and the amount of the repurchase price of such Municipal Obligation shall be included as a liability for purposes of calculating the Preferred Shares Basic Maintenance Amount. When the Trust purchases a Fitch Eligible Asset and agrees to sell it at a future date, such Fitch Eligible Asset shall be valued at the amount of cash to be received by the Trust upon such future date, provided that the counterparty to the transaction has a long-term debt rating of at least A by Fitch and the transaction has a term of no more than 30 days; otherwise, such Fitch Eligible Asset shall be valued at the Discounted Value of such Fitch Eligible Asset.

         The Fitch Discount Factor for Rule 2a-7 Money Market Funds is 110%.

         Notwithstanding the foregoing, an asset will not be considered a Fitch Eligible Asset for purposes of determining the Preferred Shares Basic Maintenance Amount to the extent it is (i) subject to any material lien, mortgage, pledge, security interest or security agreement of any kind (collectively, "Liens"), except for (a) Liens which are being contested in good faith by appropriate proceedings and which Fitch (if Fitch is then rating the APS) has indicated to the Trust will not affect the status of such asset as a Fitch Eligible Asset, (b) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (c) Liens to secure payment for services rendered or cash advanced to the Trust by the investment adviser, custodian or the Auction Agent, (d) Liens by virtue of any repurchase agreement, and (e) Liens in connection with any futures margin account; or (ii) deposited irrevocably for the payment of any liabilities for purposes of determining the Preferred Shares Basic Maintenance Amount.

         "Fitch Hedging Transactions" has the meaning set forth in Section 8 of
Part I of this Statement.

          "Forward Commitment" has the meaning set forth in Section 8 of Part I of this Statement.

         "Gross-Up Dividend" has the meaning set forth in Section 2(g) of Part I of this Statement.

         "Holder" means a Person identified as a holder of record of APS in the Share Register.

         "Hold Order" and "Hold Orders" shall have the respective meanings specified in paragraph (a) of Section 1 of Part II of this Statement.

         "Independent Accountant" means a nationally recognized accountant, or firm of accountants, that is, with respect to the Trust, an independent public accountant or firm of independent public accountants under the Securities Act and serving as such for the Trust.

         "Interest Equivalent" has the meaning set forth in the definition of "`AA' Financial Composite Commercial Paper Rate."

         "Initial Dividend Period," with respect to shares of a series of APS, shall have the meaning specified with respect to shares of such series in
Section 2(d) of Part I of this Statement.

         "Investment Company Act" shall mean the Investment Company Act of 1940, as amended from time to time.

         "Investment Company Act Cure Date," with respect to the failure by the Trust to maintain the Investment Company Act Preferred Share Asset Coverage (as required by Section 5 of Part I of this Statement) as of the last Business Day of each month, shall mean the last Business Day of the following month.

         "Investment Company Act Preferred Share Asset Coverage" shall mean asset coverage, as defined in Section 18(h) of the Investment Company Act, of at least 200% with respect to all outstanding senior securities of the Trust which are shares of beneficial interest including all outstanding APS (or such other asset coverage as may in the future be specified in or under the Investment Company Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock).

          "Late Charge" shall have the meaning specified in subparagraph
(e)(i)(B) of Section 2 of Part I of this Statement.

         "Liquidation Preference," with respect to a given number of APS, means $25,000 times that number.

         "Lien" means any material lien, mortgage, pledge, security interest or security agreement of any kind.

         "Long Term Dividend Period" means a Special Dividend Period consisting of a specific period of one whole year or more but not greater than five years.

         "Market Value" of any asset of the Trust shall be the market value thereof determined by a Pricing Service. Market Value of any asset shall include any interest accrued thereon. A Pricing Service shall value portfolio securities at the quoted bid prices or the mean between the quoted bid and asked price or the yield equivalent when quotations are not readily available. Securities for which quotations are not readily available shall be valued at fair value as determined by a Pricing Service using methods which include consideration of: yields or prices of securities of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. A Pricing Service may employ electronic data processing techniques and/or a matrix system to determine valuations. In the event a Pricing Service is unable to value a security, the security shall be valued at the lower of two dealer bids obtained by the Trust from dealers who are members of the National Association of Securities Dealers, Inc. and who make a market in the security, at least one of which shall be in writing. Futures contracts and options are valued at closing prices for such instruments established by the exchange or board of trade on which they are traded, or if market quotations are not readily available, are valued at fair value on a consistent basis using methods determined in good faith by the Board of Trustees of the Trust.

         "Mandatory Redemption Price" means $25,000 per share of APS plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption, but excluding Gross-up Dividends.

         "Marginal Tax Rate" means the maximum marginal regular federal individual income tax rate applicable to an individual's or a corporation's ordinary income, whichever is greater.

          "Maximum Applicable Rate" with respect to APS for any Dividend Period will be the Applicable Percentage of the Reference Rate. The Auction Agent will round each applicable Maximum Applicable Rate to the nearest one-thousandth (0.001) of one percent per annum, with any such number ending in five ten-thousandths of one percent being rounded upwards to the nearest one-thousandth (0.001) of one percent.

         "Maximum Potential Gross-Up Dividend Liability" means, as of any Valuation Date, the aggregate amount of Gross-Up Dividends that would be due if the Trust were to make Retroactive Taxable Allocations, with respect to any fiscal year, estimated based upon dividends paid and the amount of undistributed realized net capital gains and other taxable income earned by the Trust, as of the end of the calendar month immediately preceding such Valuation Date and assuming such Gross-Up Dividends are fully taxable.

         "Minimum Dividend Period" shall mean any Dividend Period of seven (7) days.

         "Moody's" means Moody's Investors Service, Inc. or its successors.

         "Moody's Discount Factor" means, for purposes of determining the Discounted Value of any Municipal Obligations which constitutes a Moody's Eligible Asset, the percentage determined by reference to the rating by Moody's, S&P or Fitch on such asset in accordance with the tables set forth below:

  Municipal debt obligations: The Moody's Discount Factor applied to municipal debt obligations shall be the percentage determined by reference to the rating on such asset and the shortest Exposure Period set forth opposite such rating that is the same length as or is longer than the Exposure Period, in accordance with the table set forth below:

          EXPOSURE PERIOD         AAA      AA        A       BAA    MIG-1 (1)     MIG-1 (2)  UNRATED (3)
          ---------------         ---      --        -       ---    ---------                -----------
     7 weeks                   151%     159%     160%     173%      135%          148%       225%
     8 weeks or less but       154      161      168      176       137           149        231
     greater than seven weeks
     9 weeks or less but       158      163      170      177       138           150        240
     greater than eight weeks

         FOOTNOTES:

     (1) Municipal debt obligations not rated by Moody's but rated equivalent to MIG-1, VMIG-1 or P-1 by S& P and Fitch that have a maturity less than or equal to 49 days.

     (2) Municipal debt obligations not rated by Moody's but rated equivalent to MIG-1, VMIG-1 or P-1 by S&P and Fitch that have a maturity greater than 49 days.

     (3) Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the municipal's assets can be derived from other sources as well as combined with a number of sources as presented by the Trust to Moody's, Municipal Obligations rated below B3 by Moody's and unrated Municipal Obligations, which are Municipal Obligations rated by neither Moody's, S&P nor Fitch, are limited to 10% of Moody's Eligible Assets. If a Municipal Bond is rated Baa or below by Moody's or if unrated by Moody's, S&P or Fitch, the Trust will use the percentage set forth under "Unrated" in the table. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent. Split rated securities assigned by S&P and Fitch will be accepted at the lower of the two ratings.

Short-term Municipal Obligations: The Moody's Discount Factor applied to short term Municipal Obligations shall be determined in accordance with the table set forth below.

--------------------------------------------------------------------------------
                             Moody's Rating Category
--------------------------------------------------------------------------------
                  MIG-1, VMIG-1, P-1 (1) MIG-1, VMIG-1, P-1 (2)
--------------------------------------------------------------------------------
                               100% ......... 136%
--------------------------------------------------------------------------------

         Footnotes:

     (1) Moody's rated Municipal Obligations that have a maturity less than or equal to 49 days and Municipal Obligations not rated by Moody's but rated the equivalent to MIG-1, VMIG-1, or P-1 by S&P or F1 by Fitch that have a maturity less than or equal to 49 days.

     (2) Moody's rated Municipal Obligations that have a maturity greater than 49 days and Municipal Obligations not rated by Moody's but rated the equivalent to MIG-1, VMIG-1, or P-1 by S&P or F1 by Fitch that have a maturity greater than 49 days.

         Notwithstanding the foregoing, no Moody's Discount Factor will be applied to cash or to Receivables for Municipal Obligations Sold that are due within five Business Days of such Valuation Date. The Moody's Discount Factor for Receivables for Municipal Obligations Sold that are due within six and 30 Business Days of such Valuation Date will be the Moody's Discount Factor applicable to the Municipal Obligations sold.

         The Moody's Discount Factor for Rule 2a-7 Money Market Funds shall be 110%.

         "Moody's Eligible Asset" means cash (including interest and dividends due on if the payment date is within five Business Days of the Valuation Date), Receivables for Municipal Bonds Sold, Rule 2a-7 Money Market Funds or a Municipal Obligations that (i) pays interest in cash, (ii) does not have its Moody's rating suspended by Moody's, and (iii) is part of an issue of Municipal Obligations of at least $10,000,000 (except for issues rated Aaa by Moody's, as provided in the chart below). In addition, Municipal Obligations in the Trust's portfolio must be within the following diversification requirements in order to be included within Moody's Eligible Assets:

                                                        Minimum
                                                       Issue Size         Maximum Underlying    Maximum State Allowed
Rating                                                ($ Millions)         Obligor (%) (1)           (%) (1) (3)
----------                                        -------------------     ------------------      -----------------
Aaa.................................                      N/A                    100                     100
Aa..................................                       10                     20                     60
A...................................                       10                     10                     40
Baa.................................                       10                     6                      20
Ba..................................                       10                     4                      12
B...................................                       10                     3                      12
Other (2)...........................                       10                     2                      12

--------------------
     (1) The referenced percentages represent maximum cumulative totals for the related rating category and each lower rating category.

     (2) Municipal Obligations rated Caa or below by Moody's, or if not rated by Moody's rated the equivalent by S&P or Fitch and unrated securities.

     (3) Territorial bonds (other than those issued by Puerto Rico and counted collectively) are each limited to 10% of Moody's Eligible Assets. For diversification purposes, Puerto Rico will be treated as a state.

     N/A      Not applicable.

         For purposes of the maximum underlying obligor requirement described above, any Municipal Obligations backed by the guaranty, letter of credit or insurance issued by a third party will be deemed to be issued by such third party if the issuance of such third party credit is the sole determinant of the rating on such Municipal Obligations.

         When the Trust sells a Municipal Obligation and agrees to repurchase it at a future date, the Discounted Value of such Municipal Obligation will constitute a Moody's Eligible Asset and the amount the Trust is required to pay upon repurchase of such Municipal Obligation will count as a liability for purposes of calculating the APS Basic Maintenance Amount. For so long as the APS are rated by Moody's, the Trust will not enter into any such reverse repurchase agreements unless it has received written confirmation from Moody's that such transactions would not impair the rating then assigned the APS by Moody's. When the Trust purchases a Municipal Obligation and agrees to sell it at a future date to another party, cash receivable by the Trust thereby will constitute a Moody's Eligible Asset if the long-term debt of such other party is rated at least A2 by Discounted Value of such Obligation will constitute a Moody's Eligible Asset.

         Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset if it is (i) held in a margin account, (ii) subject to any material lien, mortgage, pledge, security interest or security agreement of any kind, (iii) held for the purchase of a security pursuant to a Forward Commitment or (iv) irrevocably deposited by the Trust for the payment of dividends or redemption.

         "Moody's Hedging Transactions" has the meaning set forth in Section 8 of Part I of this Statement.

          "Municipal Obligations" means municipal obligations, including municipal bonds and short-term municipal obligations, the interest from which is exempt from federal income taxes.

         "Municipal Index" means the Bond Buyer Municipal Bond Index or any successor index approved by Moody's.

         "Non-Call Period" has the meaning set forth under the definition of "Specific Redemption Provisions."

         "Non-Payment Period Rate" means, initially, 200% of the applicable Reference Rate (or 275% of such rate if the Trust has provided notification to the Auction Agent prior to the Auction establishing the Applicable Rate for any dividend that net capital gains or other taxable income will be included in such dividend the APS), provided that the Board of Trustees of the Trust shall have the authority to adjust, modify, alter or change from time to time the initial Non-Payment Period Rate if the Board of Trustees of the Trust determines and Moody's (and any Substitute Rating Agency in lieu of Moody's in the event Moody's shall not rate the APS) advise the Trust in writing that such adjustment, modification, alteration or change will not adversely affect its then current ratings on the APS.

         "Notice Of Redemption" shall mean any notice with respect to the redemption of APS pursuant to paragraph (c) of Section 9 of Part I of this Statement.

         "Notice Of Special Dividend Period" shall mean any notice with respect to a Special Dividend Period of APS pursuant to subparagraph (d)(i) of Section 3 of Part I of this Statement.

         "Optional Redemption Price" means $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption plus any applicable redemption premium attributable to the designation of a Premium Call Period, but excluding Gross-up Dividends.

          "Order" and "Orders" shall have the respective meanings specified in paragraph (a) of Section 1 of Part II of this Statement.

         "Outstanding" means, as of any date (i) with respect to APS, APS theretofore issued by the Trust except, without duplication, (A) any APS theretofore canceled or delivered to the Auction Agent for cancellation, or redeemed by the Trust, or as to which a Notice of Redemption shall have been given and Deposit Securities shall have been deposited in trust or segregated by the Trust pursuant to Section 9 of Part I of this Statement and (B) any APS as to which the Trust or any Affiliate (other than an Affiliate that is a Broker-Dealer) thereof shall be a Beneficial Owner, provided that APS held by an Affiliate shall be deemed outstanding for purposes of calculating the Preferred Shares Basic Maintenance Amount and (ii) with respect to other preferred shares of beneficial interest of the Trust, the meaning equivalent to that for APS as set forth in clause (i).

          "Person" means and includes an individual, a partnership, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

         "Potential Beneficial Owner" means a customer of a Broker-Dealer or a Broker-Dealer that is not a Beneficial Owner of APS but that wishes to purchase such shares, or that is a Beneficial Owner that wishes to purchase additional APS.

         "Potential Holder" means any Broker-Dealer or any such other Person as may be permitted by the Trust, including any Existing Holder, who may be interested in acquiring APS (or, in the case of an Existing Holder, additional
APS).

         "Preferred Shares Basic Maintenance Amount," as of any Valuation Date, means the dollar amount equal (i) to the sum of (A) the product of the number of APS outstanding on such date multiplied by $25,000 (plus the product of the number of shares of any other series of preferred shares outstanding on such date multiplied by the liquidation preference of such shares), plus any redemption premium applicable to the APS (or other preferred shares) then subject to redemption; (B) the aggregate amount of dividends that will have accumulated at the respective Applicable Rates (whether or not earned or declared) to (but not including) the first respective Dividend Payment Dates for each series of APS outstanding that follow such Valuation Date (plus the aggregate amount of dividends, whether or not earned or declared, that will have accumulated in respect of other outstanding preferred shares to, but not including, the first respective dividend payment dates for such other shares that follow such Valuation Date); (C) the aggregate amount of dividends that would accumulate on shares of each series of the APS outstanding from such first respective Dividend Payment Date therefor through the 49th day after such Valuation Date, at the Maximum Applicable Rate (calculated as if such Valuation Date were the Auction Date for the Dividend Period commencing on such Dividend Payment Date) for a Minimum Dividend Period of shares of such series to commence on such Dividend Payment Date, multiplied by the Volatility Factor, or, in the event the Trust shall have delivered a Notice of Special Dividend Period to the Auction Agent with respect to shares of such series designating a Special Dividend Period consisting of 49 days or more, the Volatility Factor applicable to a Special Dividend Period of that length (plus the aggregate amount of dividends that would accumulate at the maximum dividend rate or rates on any other preferred shares Outstanding from such respective dividend payment dates through the 49th day after such Valuation Date, as established by or pursuant to the respective statements establishing and fixing the rights and preferences of such other preferred shares) (except that (1) if such Valuation Date occurs during a Non-Payment Period (or, in the case of preferred shares other than APS, a period similar to a Non-Payment Period), the dividend for purposes of calculation would accumulate at the then current Non-Payment Period Rate (or similar rate for preferred shares other than APS) and (2) for those days during the period described in this subparagraph (C) in respect of which the Applicable Rate in effect immediately prior to such Dividend Payment Date will remain in effect (or, in the case of preferred shares other than APS, in respect of which the dividend rate or rates in effect immediately prior to such respective dividend payment dates will remain in effect), the dividend for purposes of calculation would accumulate at such Applicable Rate (or other rate or rates, as the case may be) in respect of those days); (D) the amount of anticipated expenses of the Trust for the 90 days subsequent to such Valuation Date; (E) the amount of the Trust's Maximum Potential Gross-up Dividend Liability in respect of shares of APS (and similar amounts payable in respect of other preferred shares) as of such Valuation Date; and (F) any current liabilities as of such Valuation Date to the extent not reflected in any of (i) (A) through (i) (E) (including, without limitation, any payables for Municipal Obligations purchased as of such Valuation Date and any liabilities incurred for the purpose of clearing securities transactions) less (ii) the value (i.e., the face value of cash, short-term Municipal Obligations rated MIG-1, VMIG-1 or P-1, and short-term securities that are the direct obligation of the U.S. government, provided in each case that such securities mature on or prior to the date upon which any of (i) (A) through (i) (F) become payable, otherwise the Moody's Discounted Value) of any of the Trust's assets irrevocably deposited by the Trust for the payment of any of (i) (A) through (i) (F).

         "Preferred Shares Basic Maintenance Cure Date," with respect to the failure by the Trust to satisfy the Preferred Shares Basic Maintenance Amount (as required by Section 6 of Part I of this Statement) as of a given Valuation Date, means the sixth Business Day following such Valuation Date.

         "Preferred Shares Basic Maintenance Report" means a report signed by any of the President, Treasurer, any Vice President or any Assistant Treasurer of the Trust which sets forth, as of the related Valuation Date, the assets of the Trust, the Market Value and the Discounted Value thereof (seriatim and in aggregate), and the Preferred Shares Basic Maintenance Amount.

         "Preferred Shares Paying Agent" means Deutsche Bank Trust Company Americas unless and until another bank or trust company has been appointed as Preferred Shares Paying Agent by a resolution of the Board of Trustees and thereafter such substitute bank or trust company.

         "Premium Call Period" has the meaning set forth under the definition of "Specific Redemption PROVISIONS."

          "Pricing Service" means any pricing service designated by the Board of Trustees of the Trust and approved by Fitch or Moody's, as applicable, for purposes of determining whether the Trust has Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount.

          "Rating Agency" means a nationally recognized statistical rating organization.

         "Receivables for Municipal Obligations Sold" shall mean for purposes of calculation of Eligible Assets as of any Valuation Date, no more than the aggregate of the following: (i) the book value of receivables for Municipal Obligations sold as of or prior to such Valuation Date if such receivables are due within five business days of such Valuation Date, and if the trades which generated such receivables are (x) settled through clearing house firms with respect to which the Trust has received prior written authorization from the Rating Agency or (y) with counterparties having the Rating Agency's long-term debt rating of at least Baa3; and (ii) the Rating Agency's Discounted Value of Municipal Obligations sold as of or prior to such Valuation Date which generated receivables, if such receivables are due within five business days of such Valuation Date but do not comply with either of the conditions specified in (i) above.

         "Redemption Price" shall mean the applicable redemption price specified in paragraph (a) or (b) of Section 9 of Part I of this Statement.

         "Reference Rate" means: (i) with respect to a Minimum Dividend Period or a Short Term Dividend Period having 28 or fewer days, the higher of the applicable "AA" Financial Composite Commercial Paper Rate and the Taxable Equivalent of the Short-Term Municipal Obligation Rate, (ii) with respect to any Short Term Dividend Period having more than 28 but fewer than 183 days, the applicable "AA" Financial Composite Commercial Paper Rate, (iii) with respect to any Short Term Dividend Period having more than 183 but fewer than 364 days, the applicable U.S. Treasury Bill Rate and (iv) with respect to any Long Term Dividend Period, the applicable U.S. Treasury Note Rate.

         "Retroactive Taxable Allocation" has the meaning set forth in Section 2(g) of Part I of this Statement.

         "Right" has the meaning set forth in Section 2(g) of Part I of this Statement.

         "Rule 2a-7 Money Market Funds" means investment companies registered under the 1940 Act that comply with Rule 2a-7 thereunder.

         "Rule 144A Securities" means securities which are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Trust's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Trustees of the Trust.

         "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successors.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Securities Depository" means The Depository Trust Company and its successors and assigns or any successor securities depository selected by the Trust as securities depository for the APS that agrees to follow the procedures required to be followed by such securities depository in connection with the APS.

         "Sell Order" and "Sell Orders" shall have the respective meanings specified in paragraph (a) of Section 1 of Part II of this Statement.

          "Share Books" means the books maintained by the Auction Agent setting forth at all times a current list, as determined by the Auction Agent, of Existing Holders of the APS.

         "Share Register" means the register of Holders maintained on behalf of the Trust by the Auction Agent in its capacity as transfer agent and registrar for the APS.

         "Short Term Dividend Period" means a Special Dividend Period consisting of a specified number of days, evenly divisible by seven and not fewer than fourteen nor more than 364.

         "Special Dividend Period," with respect to shares of a series of APS, shall have the meaning specified in paragraph (a) of Section 3 of Part I of this Statement.

         "Special Redemption Provisions" shall have the meaning specified in subparagraph (a)(i) of Section 9 of Part I of this Statement.

         "Specific Redemption Provisions" means, with respect to a Special Dividend Period either, or both of (i) a period (a "Non-Call Period") determined by the Trust, after consultation with the Auction Agent and the Broker-Dealers, during which the APS subject to such Dividend Period shall not be subject to redemption at the option of the Trust and (ii) a period (a "Premium Call Period"), consisting of a number of whole years and determined by the Trust, after consultation with the Auction Agent and the Broker-Dealers, during each year of which the APS subject to such Dividend Period shall be redeemable at the Trust's option at a price per share equal to $25,000 plus accumulated but unpaid dividends plus a premium expressed as a percentage of $25,000, as determined by the Trust after consultation with the Auction Agent and the Broker-Dealers.

         "Submission Deadline" shall mean 1:30 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

         "Submitted Bid" And "Submitted Bids" shall have the respective meanings specified in paragraph (a) of Section 3 of Part II of this Statement.

         "Submitted Hold Order" and "Submitted Hold Orders" shall have the respective meanings specified in paragraph (a) of Section 3 of Part II of this Statement.

         "Submitted Order" and "Submitted Orders" shall have the respective meanings specified in paragraph (a) of section 3 of part II of this Statement.

         "Submitted Sell Order" and "Submitted Sell Orders" shall have the respective meanings specified in paragraph (a) of Section 3 of Part II of this Statement.

         "Subsequent Dividend Period," with respect to shares of a series of APS, shall mean the period from and including the first day following the Initial Dividend Period of shares of such series to but excluding the next Dividend Payment Date for shares of such Series and any period thereafter from and including one Dividend Payment Date for shares of such series to but excluding the next succeeding Dividend Payment Date for shares of such series; provided, however, that if any Subsequent Dividend Period is also a Special Dividend Period, such term shall mean the period commencing on the first day of such Special Dividend Period and ending on the last day of the last Dividend Period thereof.

         "Substitute Rating Agency" means a Rating Agency selected by the Trust to act as the substitute Rating Agency to determine the credit ratings of the APS.

         "Sufficient Clearing Bids" has the meaning set forth in Section 3 of
Part II of this Statement.

         "Taxable Equivalent of the Short-Term Municipal Obligations Rate" on any date means 90% of the quotient of (A) the per annum rate expressed on an interest equivalent basis equal to the Kenny S&P 30 day High Grade Index or any successor index (the "Kenny Index"), made available for the Business Day immediately preceding such date but in any event not later than 8:30 A.M., New York City time, on such date by Kenny Information Systems Inc. or any successor thereto, based upon 30-day yield evaluations at par of short-term bonds the interest on which is excludable for regular federal income tax purposes under the Code of "high grade" component issuers selected by Kenny Information Systems Inc. or any such successor from time to time in its discretion, which component issuers shall include, without limitation, issuers of general obligation bonds but shall exclude any bonds the interest on which constitutes an item of tax preference for purposes of the federal alternative minimum tax for individuals, divided by (B) 1.00 minus the Marginal Tax Rate (expressed as a decimal); provided, however, that if the Kenny Index is not made so available by 8:30 A.M., New York City time, on such date by Kenny Information Systems Inc. or any successor, the Taxable Equivalent of the Short-Term Municipal Obligation Rate shall mean the quotient of (A) the per annum rate expressed on an interest equivalent basis equal to the most recent Kenny Index so made available for any preceding Business Day, divided by (B) 1.00 minus the Marginal Tax Rate (expressed as a decimal). The Trust may not utilize a successor index to the Kenny Index unless Moody's provides the Trust with written confirmation that the use of such successor index will not adversely affect the then-current Moody's rating of the APS.

         "Treasury Bill" means a direct obligation of the U.S. government having a maturity at the time of issuance of 364 days or less.

         "Treasury Bill Rate," on any date for any Dividend Period, shall mean
(i) the bond equivalent yield, calculated in accordance with prevailing industry convention, of the rate on the most recently auctioned Treasury Bill with a remaining maturity closest to the length of such Dividend Period, as quoted in The Wall Street Journal on such date for the Business Day next preceding such date; or (ii) in the event that any such rate is not published in The Wall Street Journal, then the bond equivalent yield, calculated in accordance with prevailing industry convention, as calculated by reference to the arithmetic average of the bid price quotations of the most recently auctioned Treasury Bill with a remaining maturity closest to the length of such Dividend Period, as determined by bid price quotations as of the close of business on the Business Day immediately preceding such date obtained from the U.S. Government Securities Dealers to the Auction Agent.

          "Treasury Note Rate," on any date for any Dividend Period, shall mean
(i) the yield on the most recently auctioned Treasury Note with a remaining maturity closest to the length of such Dividend Period, as quoted in The Wall Street Journal on such date for the Business Day next preceding such date; or
(ii) in the event that any such rate is not published in The Wall Street Journal, then the yield as calculated by reference to the arithmetic average of the bid price quotations of the most recently auctioned Treasury Note with a remaining maturity closest to the length of such Dividend Period, as determined by bid price quotations as of the close of business on the Business Day immediately preceding such date obtained from the U.S. Government Securities Dealers selected by the Trust to the Auction Agent. If any U.S. Government Securities Dealer does not quote a rate required to determine the Treasury Bill Rate or the Treasury Note Rate, the Treasury Bill Rate or the Treasury Note Rate shall be determined on the basis of the quotation or quotations furnished by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers and any substitute U.S. Government Securities Dealers elected by the Trust to provide such rate or rates not being supplied by any U.S. Government Securities Dealer or U.S. Government Securities Dealers, as the case may be, or, if the Trust does not select any such Substitute U.S. Government Securities Dealer or Substitute U.S. Government Securities Dealers, by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers.

         "U.S. Government Securities" means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

         "U.S. Treasury Securities" means direct obligations of the United States Treasury that are entitled to the full faith and credit of the United States.

         "U.S. Treasury Strips" means securities based on U.S. Treasury Securities created through the Separate Trading of Registered Interest and Principal of Securities program.

         "Valuation Date" means, for purposes of determining whether the Trust is maintaining the Preferred Shares Basic Maintenance Amount, the last Business Day of each week commencing with the Date of Original Issue.

         "Volatility Factor" means 272% as long as there has been no increase enacted to the Marginal Tax Rate. If such an increase is enacted but not yet implemented, the Volatility Factor shall be as follows:

                % Change in                                      Volatility
             Marginal Tax Rate                                     Factor
         -------------------------                         ---------------------
                    >5%                                             292%
             >5% but < / = 10%                                      313%
             >10% but < / = 15%                                     338%
             >15% but < / = 20%                                     364%
             >20% but < / = 25%                                     396%
             >25% but < / = 30%                                     432%
             >30% but < / = 35%                                     472%
             >35% but < / = 40%                                     520%

Notwithstanding the foregoing, the Volatility Factor may mean such other potential dividend rate increase factor as Moody's or Fitch, or the case may be, advises the Trust in writing is applicable.

         "Voting Period" has the meaning set forth in Section 4 of Part I of this Statement.

         "Winning Bid Rate" shall have the meaning specified in paragraph (a) of
Section 3 of Part II of this Statement.

                                     PART I.

1.       NUMBER OF AUTHORIZED SHARES.

         The number of authorized APS constituting the Series A APS shall be unlimited, of which [ ] shares shall be issued on [ ], 2003, or such other date as the officers of the Trust shall determine. The number of authorized APS constituting the Series B APS shall be unlimited, of which [ ] shares shall be issued on [ ], 2003, or such other date as the officers of the Trust shall determine.

2.
DIVIDENDS.

         (a) RANKING. The shares of a series of the APS shall rank on a parity with each other, with shares of any other series of the APS and with shares of any other series of preferred shares as to the payment of dividends by the Trust.

         (b) CUMULATIVE CASH DIVIDENDS. The Holders of any series of APS shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor in accordance with this Statement and applicable law, (i) cumulative cash dividends at the Applicable Rate for shares of such series, determined as set forth in paragraph (e) of this Section 2, (ii) a Right to receive cash as set forth in paragraph (g) of this Section 2, and
(iii) any additional amounts as set forth in paragraph (g) of this Section 2, and no more, payable on the Dividend Payment Dates with respect to shares of such series determined pursuant to paragraph (d) of this Section 2. Holders of APS shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on APS. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on APS which may be in arrears, and, except to the extent set forth in subparagraph (e)(i) of this Section 2, no additional sum of money shall be payable in respect of any such arrearage. To the extent permitted under the Code, dividends on APS will be designated as exempt-interest dividends. For the purposes of this section, the term "net tax-exempt income" shall exclude capital gains of the Trust.

         (c) DIVIDENDS CUMULATIVE FROM DATE OF ORIGINAL ISSUE. Dividends on any series of APS shall accumulate at the Applicable Rate for shares of such series from the Date of Original Issue thereof.

         (d) DIVIDEND PAYMENT DATES AND ADJUSTMENT THEREOF. (A) The Dividend Payment Dates with respect the APS, for the Initial Dividend Period, shall be on as set forth in the following table:

         ------------------------- ----------------------------------------------------------------------
                  SERIES                    INITIAL DIVIDEND PAYMENT DATE
         ------------------------- ----------------------------------------------------------------------
         ------------------------- ----------------------------------------------------------------------
                  Series A                  [                   ], 2003
         ------------------------- ----------------------------------------------------------------------
         ------------------------- ----------------------------------------------------------------------
                  Series B                  [                   ], 2003
         ------------------------- ----------------------------------------------------------------------

         (B) The Dividend Payment Date for any Subsequent Dividend Period shall be (i) with respect to any Minimum Dividend Period and any Short Term Dividend Period of 35 or fewer days, on the Business Day next succeeding the last day of such Subsequent Dividend Period, and (ii) with respect to any Short Term Dividend Period of more than 35 days and with respect to any Long Term Dividend Period, monthly on the first Business Day of each calendar month during such Short Term Dividend Period or Long Term Dividend Period and on the Business Day next succeeding the last day of such Subsequent Dividend Period (each such date referred to in clause (i) or (ii) being herein referred to as a Normal Dividend Payment Date"), except that if such Normal Dividend Payment Date is not a Business Day, then the Dividend Payment Date shall be the first Business Day next succeeding such Normal Dividend Payment Date. Although any particular Dividend Payment Date may not occur on the originally scheduled date because of the exceptions discussed above, the next succeeding Dividend Payment Date, subject to such exceptions, will occur on the next following originally scheduled date; and

         (C) Notwithstanding the foregoing, the Trust in its discretion may establish the Dividend Payment Dates other than as provided in paragraph (d) of this Section 2 of Part I of this Statement in respect of any Special Dividend Period of shares of a series of APS consisting of more than seven days; provided, however, that such dates shall be set forth in the Notice of Special Dividend Period relating to such Special Dividend Period, as delivered to the Auction Agent, which Notice of Special Dividend Period shall be filed with the Secretary of the Trust; and further provided that (1) any such Dividend Payment Date shall be a Business Day and (2) the last Dividend Payment Date in respect of such Special Dividend Period shall be the Business Day immediately following the last day thereof.

         (D) The Dividend Payment Dates for any series of APS subsequently established by the Trust shall be as set forth in resolutions of the Board of Trustees establishing such series.

          (e) DIVIDEND RATES AND CALCULATION OF DIVIDENDS.

                  (i) DIVIDEND RATES. The dividend rate on the APS during the period from and after the Date of Original Issue of shares of such series to and including the last day of the Initial Dividend Period of shares of such series shall be equal to the rate per annum set forth below:

          --------------------------- ------------------------------------------
                    SERIES                      INITIAL DIVIDEND RATE
          --------------------------- ------------------------------------------
          --------------------------- ------------------------------------------
          Series A                                       [ ]%
          --------------------------- ------------------------------------------
          --------------------------- ------------------------------------------
          Series B                                       [ ]%
          --------------------------- ------------------------------------------

                  The initial dividend rate on any series of APS subsequently established by the Trust shall be the rate set forth in or determined in accordance with the resolutions of the Board of Trustees establishing such series.

                  For each Subsequent Dividend Period of shares of such series thereafter, the dividend rate on shares of such series shall be equal to the rate per annum that results from an Auction for shares of such series on the Auction Date next preceding such Subsequent Dividend Period; provided, however, that if:

                           (A) an Auction for any such Subsequent Dividend
                  Period is not held for any reason other than as described below, the dividend rate on shares of such series for such Subsequent Dividend Period will be the Maximum Applicable Rate for shares of such series on the Auction Date therefor;

                           (B) any Failure to Deposit shall have occurred with
                  respect to shares of such series during any Dividend Period thereof, but, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with paragraph (f) of this
                  Section 2 and the Trust shall have paid to the Auction Agent a late charge ("Late Charge") equal to the sum of (1) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the full amount of dividends with respect to any Dividend Period of the shares of such series, an amount computed by multiplying (x) 200% (or 275% of such rate if the Trust has provided notification to the Auction Agent prior to the Auction establishing the Applicable Rate for any dividend that net capital gains or other taxable income will be included in such dividend the APS) of the Reference Rate for the Dividend Period during which such Failure to Deposit occurs on the Dividend Payment Date for such Dividend Period by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance with paragraph (f) of this Section 2 (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the outstanding shares of such Series and (2) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the Redemption Price of the shares, if any, of such series for which Notice of Redemption has been mailed by the Trust pursuant to paragraph (c) of Section 9 of this Part I, an amount computed by multiplying (x) 200% of the Reference Rate for the Dividend Period during which such Failure to Deposit occurs on the redemption date by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with paragraph (f) of this Section 2 (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the outstanding shares of such series to be redeemed and no Auction will be held in respect of shares of such series for the Subsequent Dividend Period thereof and the dividend rate for shares of such series for such Subsequent Dividend Period will be the Maximum Applicable Rate for shares of such series on the Auction Date for such Subsequent Dividend Period; or

                           (C) any Failure to Deposit shall have occurred with
                  respect to shares of such series during any Dividend Period thereof, and, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured in accordance with paragraph (f) of this
                  Section 2 or the Trust shall not have paid the applicable Late Charge to the Auction Agent, no Auction will be held in respect of shares of such series for the first Subsequent Dividend Period thereof thereafter (or for any Dividend Period thereof thereafter to and including the Dividend Period during which (1) such Failure to Deposit is cured in accordance with paragraph (f) of this Section 2 and (2) the Trust pays the applicable Late Charge to the Auction Agent (the condition set forth in this clause (2) to apply only in the event Moody's is rating such shares at the time the Trust cures such Failure to Deposit), in each case no later than 12:00 Noon, New York City time, on the fourth Business Day prior to the end of such Dividend Period), and the dividend rate for shares of such series for each such Subsequent Dividend Period shall be a rate per annum equal to the Non-Payment Period Rate for shares of such series on the Auction Date for such Subsequent Dividend Period.

                  (ii) CALCULATION OF DIVIDENDS. The amount of dividends per share payable on shares of a series of APS on any date on which dividends shall be payable on shares of such series shall be computed by multiplying the Applicable Rate for shares of such series in effect for such Dividend Period or Dividend Periods or part thereof for which dividends have not been paid by a fraction, the numerator of which shall be the number of days in such Dividend Period or Dividend Periods or part thereof and the denominator of which shall be 365 if such Dividend Period is a Minimum Dividend Period or a Short-Term Dividend Period and 360 for any Long-Term Dividend Periods, and applying the rate obtained against $25,000, and rounding the amount obtained to the nearest cent.

         (f) CURING A FAILURE TO DEPOSIT. A Failure to Deposit with respect to shares of a series of APS shall have been cured (if such Failure to Deposit is not solely due to the willful failure of the Trust to make the required payment to the Auction Agent) with respect to any Dividend Period of shares of such series if, within the respective time periods described in subparagraph (e)(i) of this Section 2, the Trust shall have paid to the Auction Agent (A) all accumulated and unpaid dividends on shares of such Series and (B) without duplication, the Redemption Price for shares, if any, of such series for which Notice of Redemption has been mailed by the Trust pursuant to paragraph (c) of
Section 9 of Part I of this Statement; provided, however, that the foregoing clause (B) shall not apply to the Trust's failure to pay the Redemption Price in respect of APS when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

         (g) GROSS-UP DIVIDENDS. Each dividend shall consist of (i) cash at the Applicable Rate, (ii) an uncertificated right (a "Right") to receive a Gross-up Dividend (as defined below), and (iii) any additional amounts as set forth in paragraph (h) of this Section 2. Each Right shall thereafter be independent of the share or shares of APS on which the dividend was paid. The Trust shall cause to be maintained a record of each Right received by the respective Holders. A Right may not be transferred other than by operation of law. If the Trust retroactively allocates any net capital gains or other income subject to regular federal income taxes to shares of APS (the amount of such allocation referred to herein as a "Retroactive Taxable Allocation"), the Trust will, if it has not given advance notice thereof to the Auction Agent as described in paragraph (h) of this Section 2, within 90 days after the end of the Trust's fiscal year for which a Retroactive Taxable Allocation is made, provide notice thereof to the Auction Agent and to each holder of a Right applicable to such shares of APS (initially as nominee of the Security Depository) during such fiscal year at such holder's address as the same appears or last appeared on the registrar of the Trust. The Trust will, within 30 days after such notice is given to the Auction Agent, pay to the Auction Agent (who will then distribute to such holders of Rights), out of funds legally available therefor, an amount equal to the aggregate Gross-up Dividends with respect to all Retroactive Taxable Allocations made to such holders during the fiscal year in question. A "Gross-Up Dividend" means payment to a present or former Holder of shares of APS of an amount which, giving effect to the Retroactive Taxable Allocation, if any, made to such Holder with respect to the fiscal year in question, would cause such Holder's after-tax return (taking into account both the Retroactive Taxable Allocation and the Gross-up Dividend) to be equal to the after-tax return such holder would have received if there had been no Retroactive Taxable Allocation. Such Gross-up Dividend shall be calculated (i) without consideration being given to the time value of money; (ii) assuming that no holder of shares of APS is subject to the federal alternative minimum tax with respect to dividends received from the Trust; and (iii) assuming that each Retroactive Taxable Allocation would be taxable in the hands of each holder of APS at the greater of: (x) the maximum marginal regular federal individual income tax rate applicable to ordinary income or capital gains depending on the taxable character of the distribution (including any surtax); or (y) the maximum marginal regular federal corporate income tax rate applicable to ordinary income or capital gains depending on the taxable character of the distribution (disregarding in both (x) and (y) the effect of any state or local taxes and the phase out of, or provision limiting, personal exemptions, itemized deductions, or the benefit of lower tax brackets).

         (h) NOTICE OF CAPITAL GAINS DISTRIBUTIONS. Except as provided below, whenever the Trust is aware that it will include any net capital gains or other income subject to regular federal income taxes in any dividend on shares of APS, the Trust will notify the Auction Agent of the amount to be so included at least five Business Days prior to the Auction Date on which the Applicable Rate for such dividend is to be established. The Trust may also include such income in a dividend on shares of a series of APS without giving advance notice thereof if it increases the dividend by an additional amount calculated as if such income were the subject of a Retroactive Taxable Allocation and the additional amount were a Gross-up Dividend, provided that the Trust will notify the Auction Agent of the additional amounts to be included in such dividend at least five Business Days prior to the applicable Dividend Payment Date. There Trust may also retroactively allocate taxable income as provided in Section 2(g) of this Part
I. The Trust shall not be required to pay Gross-up Dividends with respect to any net capital gain or other taxable income determined by the Internal Revenue Service to be allocable in a manner different from that allocated by the Trust.

         (i) DIVIDEND PAYMENTS BY TRUST TO AUCTION AGENT. The Trust shall pay to the Auction Agent, not later than 12:00 Noon, New York City time, on the Business Day next preceding each Dividend Payment Date for shares of a series of APS, an aggregate amount of funds available on the next Business Day in the City of New York, New York, equal to the dividends to be paid to all Holders of shares of such series on such Dividend Payment Date.

         (j) AUCTION AGENT AS TRUSTEE OF DIVIDEND PAYMENTS BY TRUST. All moneys paid to the Auction Agent for the payment of dividends (or for the payment of any Late Charge) shall be held in trust for the payment of such dividends (and any such Late Charge) by the Auction Agent for the benefit of the Holders specified in paragraph (i) of this Section 2. Any moneys paid to the Auction Agent in accordance with the foregoing but not applied by the Auction Agent to the payment of dividends (and any such Late Charge) will, to the extent permitted by law, be repaid to the Trust at the end of 90 days from the date on which such moneys were so to have been applied.

         (k) DIVIDENDS PAID TO HOLDERS. Each dividend on APS shall be paid on the Dividend Payment Date therefor to the Holders thereof as their names appear on the record books of the Trust on the Business Day next preceding such Dividend Payment Date.

         (l) DIVIDENDS CREDITED AGAINST EARLIEST ACCUMULATED BUT UNPAID DIVIDENDS. Any dividend payment made on APS shall first be credited against the earliest accumulated but unpaid dividends due with respect to such shares. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the record books of the Trust on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

3.       DESIGNATION OF SPECIAL DIVIDEND PERIODS.

         (a) The Trust, at its option and to the extent permitted by law, by telephonic and written notice (a "Request for Special Dividend Period") to the Auction Agent and to each Broker-Dealer, may request that the next succeeding Dividend Period for any series of APS will be a number of days (other than seven days) evenly divisible by seven, and not fewer than fourteen nor more than 364 in the case of a Short Term Dividend Period or one whole year or more but not greater than five years in the case of a Long Term Dividend Period, specified in such notice, provided that the Trust may not give a Request for Special Dividend Period (and any such request will be null and void) unless, for any Auction occurring after the initial Auction, Sufficient Clearing Bids were made in the last occurring Auction and unless full cumulative dividends and any amounts due with respect to redemptions have been paid in full, and provided further that the Trust may not request a Special Dividend Period that is a Long Term Dividend Period unless the Trust shall have received written confirmation from each Rating Agency that the Trust's election of the proposed Long Term Dividend Period would not impair the rating then assigned by such Rating Agency of the applicable series of APS. Such Request for Special Dividend Period, in the case of a Short Term Dividend Period, shall be given on or prior to the second Business Day but not more than seven Business Days prior to an Auction Date for the APS of that series and, in the case of a Long Term Dividend Period, shall be given on or prior to the second Business Day but not more than 28 days prior to an Auction Date for the APS of that series. Upon receiving such Request for Special Dividend Period, the Broker-Dealers jointly shall determine the Optional Redemption Price of the APS of that series during such Special Dividend Period and the Specific Redemption Provisions and shall give the Trust and the Auction Agent written notice (a "Response") of such determination by no later than the second Business Day prior to such Auction date. In making such determination, the Broker-Dealers will consider (i) existing short-term and long-term market rates and indices of such short-term and long-term rates, (ii) existing market supply and demand for short-term and long-term securities, (iii) existing yield curves for short-term and long-term securities comparable to the APS, (iv) industry and financial conditions which may affect the APS of that series, (v) the investment objectives of the Trust and (vi) the Dividend Periods and dividend rates at which current and potential beneficial holders of the APS would remain or become beneficial holders.

         (b) After providing the Request for Special Dividend Period to the Auction Agent and each Broker-Dealer as set forth above, the Trust, by no later than the second Business Day prior to such Auction Date, may give a notice (a "Notice of Special Dividend Period") to the Auction Agent, the Securities Depository, each Broker-Dealer and the Rating Agency which notice will specify the duration of the Special Dividend Period. The Trust will not give a Notice of Special Dividend Period and, if such Notice of Special Dividend Period was given already, will give telephonic and written notice of its revocation (a "Notice of Revocation") to the Auction Agent, each Broker-Dealer, the Securities Depository and the Rating Agency on or prior to the Business Day prior to the relevant Auction Date if (x) either the Investment Company Act Preferred Shares Asset Coverage or the Preferred Shares Basic Maintenance Amount is not satisfied, on each of the two Business Days immediately preceding the Business Day prior to the relevant Auction Date or (y) sufficient funds for the payment of dividends payable on the immediately succeeding Dividend Payment Date have not been irrevocably deposited with the Auction Agent by the close of business on the third Business Day preceding the Auction Date immediately preceding such Dividend Payment Date. The Trust also shall provide a copy of such Notice of Special Dividend Period to each Rating Agency. If the Trust is prohibited from giving a Notice of Special Dividend Period as a result of the factors enumerated in clause (x) or (y) above or if the Trust gives a Notice of Revocation with respect to a Notice of Special Dividend Period, the next succeeding Dividend Period for that series of APS will be a Minimum Dividend Period. In addition, in the event Sufficient Clearing Bids are not made in an Auction, or if an Auction is not held for any reason, the next succeeding Dividend Period will be a Minimum Dividend Period, and the Trust may not again give a Notice of Special Dividend Period (and any such attempted notice will be null and void) until Sufficient Clearing Bids have been made in an Auction with respect to a seven day Dividend Period.

4.       VOTING RIGHTS.

         (a) ONE VOTE PER SHARE OF APS. Except as otherwise provided in the Declaration or as otherwise required by law, (i) each Holder of APS shall be entitled to one vote for each share of APS held by such Holder on each matter submitted to a vote of shareholders of the Trust, and (ii) the holders of outstanding preferred shares, including each share of APS, and of Common Shares shall vote together as a single class; provided, however, that, at any meeting of Shareholders of the Trust held for the election of Trustees, the holders of outstanding preferred shares, including the APS, represented in person or by proxy at said meeting, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust, to elect two Trustees of the Trust out of the entire Board of Trustees (regardless of the number of Trustees), each share of preferred shares entitling the holder thereof to one vote; provided, further, that if the Board of Trustees shall be divided into one or more classes, the Board of Trustees shall determine to which class or classes the Trustees elected by the holders of preferred shares shall be assigned and the holders of the Preferred Shares shall only be entitled to elect the Trustees so designated as being elected by the holders of the Preferred Shares, when their term shall have expired; provided, finally, that such Trustees appointed by the holders of preferred shares shall be allocated as evenly as possible among the classes of Trustees. Subject to paragraph (b) of this Section 4, the holders of outstanding Common Shares and preferred shares voting together as a single class, shall elect the balance of the Trustees.

         (b) VOTING FOR ADDITIONAL TRUSTEES.

                  (i) VOTING PERIOD. Except as otherwise provided in the Declaration or as otherwise required by law, during any period in which any one or more of the conditions described in subparagraphs (A) or (B) of this subparagraph (b)(i) shall exist (such period being referred to herein as a "Voting Period"), the number of Trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two Trustees elected exclusively by the holders of preferred shares, including the APS, would constitute a majority of the Board of Trustees as so increased by such smallest number, and the holders of preferred shares, including the APS, shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust), to elect such smallest number of additional Trustees, together with the two Trustees that such holders are in any event entitled to elect. A Voting Period shall commence:

                           (A) if at the close of business on any dividend
                  payment date accumulated dividends (whether or not earned or declared) on any outstanding APS, equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Auction Agent for the payment of such accumulated dividends; or

                           (B) if at any time holders of preferred shares,
                  including the APS, are entitled under the Investment Company Act to elect a majority of the Trustees of the Trust.

         Upon the termination of a Voting Period, the voting rights described in this subparagraph (b)(i) shall cease, subject always, however, to the revesting of such voting rights in the Holders upon the further occurrence of any of the events described in this subparagraph (b)(i).

                  (ii) NOTICE OF SPECIAL MEETING. As soon as practicable after the accrual of any right of the holders of preferred shares, including the APS, to elect additional Trustees as described in subparagraph
         (b)(i) of this Section 4, the Trust shall notify the Auction Agent and the Auction Agent shall call a special meeting of such holders, by mailing a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Trust fails to send such notice to the Auction Agent or if the Auction Agent does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of preferred shares, including the APS, held during a Voting Period at which Trustees are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust), shall be entitled to elect the number of Trustees prescribed in subparagraph (b)(i) of this
         Section 4 on a one-vote-per-share basis.

                  (iii) TERMS OF OFFICE OF EXISTING TRUSTEES. The terms of office of all persons who are Trustees of the Trust at the time of a special meeting of Holders and holders of other preferred shares to elect Trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of Trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent Trustees elected by the Holders and such other holders of preferred shares and the remaining incumbent Trustees elected by the holders of the Common Shares and APS, shall constitute the duly elected Trustees of the Trust.

                  (iv) TERMS OF OFFICE OF CERTAIN TRUSTEES TO TERMINATE UPON TERMINATION OF VOTING PERIOD. Simultaneously with the termination of a Voting Period, the terms of office of the additional Trustees elected by the Holders and holders of other APS pursuant to subparagraph (b)(i) of this Section 4 shall terminate, the remaining Trustees shall constitute the Trustees of the Trust and the voting rights of the Holders and such other holders to elect additional Trustees pursuant to subparagraph (b)(i) of this Section 4 shall cease, subject to the provisions of the last sentence of subparagraph (b)(i) of this Section 4.

         (c) HOLDERS OF APS TO VOTE ON CERTAIN OTHER MATTERS.

                  (i) INCREASES IN CAPITALIZATION. So long as any APS are outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least a majority of the APS outstanding at the time, in person or by proxy, either in writing or at a meeting, voting as a separate class: (a) authorize, create or issue any class or series of shares ranking prior to or on a parity with the APS with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, or authorize, create or issue additional shares of any series of APS (except that, notwithstanding the foregoing, but subject to the provisions of paragraph (c)(i) of Section 9 of this Part I, the Board of Trustees, without the vote or consent of the Holders of APS, may from time to time authorize and create, and the Trust may from time to time issue, additional shares of any series of APS or classes or series of other preferred shares ranking on a parity with APS with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, if the Trust obtains written confirmation from Moody's (if Moody's is then rating the APS), Fitch (if Fitch is then rating the APS) or any Substitute Rating Agency (if any such Substitute Rating Agency is then rating the APS) that the issuance of a class or series would not impair the rating then assigned by such rating agency to the APS and the Trust continues to comply with Section 13 of the Investment Company Act, the Investment Company Act Preferred Share Asset Coverage and the Preferred Shares Basic Maintenance Amount requirements; or (b) amend, alter or repeal the provisions of the Declaration or this Statement, whether by merger, consolidation or otherwise, so as to adversely affect any preference, right or power of such APS or the Holders thereof; provided, however, that (i) none of the actions permitted by the exception to (a) above will be deemed to affect such preferences, rights or powers, (ii) a division of APS will be deemed to affect such preferences, rights or powers only if the terms of such division adversely affect the Holders of APS and (iii) the authorization, creation and issuance of classes or series of shares ranking junior to the APS with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, will be deemed to affect such preferences, rights or powers only if Moody's or Fitch is then rating the APS and such issuance would, at the time thereof, cause the Trust not to satisfy the Investment Company Act Preferred Share Asset Coverage or the Preferred Shares Basic Maintenance Amount. So long as any shares of the APS are outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least 66 2/3% of the APS outstanding at the time, in person or by proxy, either in writing or at a meeting, voting as a separate class, file a voluntary application for relief under Federal bankruptcy law or any similar application under state law for so long as the Trust is solvent and does not foresee becoming insolvent. If any action set forth above would adversely affect the rights of one or more series (the "Affected Series") of APS in a manner different from any other series of APS, the Trust will not approve any such action without the affirmative vote or consent of the Holders of at least a majority of the shares of each such Affected Series outstanding at the time, in person or by proxy, either in writing or at a meeting (each such Affected Series voting as a separate class).

                  (ii) INVESTMENT COMPANY ACT MATTERS. Unless a higher percentage is provided for in the Declaration, (A) the affirmative vote of the Holders of at least a majority of the APS outstanding at the time, voting as a separate class, shall be required to approve any conversion of the Trust from a closed-end to an open-end investment company, (B) the affirmative vote of the Holders of at least a majority of the APS outstanding at the time, voting as a separate class, shall be negotiated to amend the provisions of the Declaration, which provides for the classification of the Board of Trustees into three classes, and (C) the affirmative vote of the Holders of a "majority of the outstanding APS," voting as a separate class, shall be required to approve any plan of reorganization (as such term is used in the Investment Company Act) adversely affecting such shares. The affirmative vote of the holders of a "majority of the outstanding APS," voting as a separate class, shall be required to approve any action not described in the first sentence of this Section 4(c)(ii) requiring a vote of security holders of the Trust under section 13(a) of the Investment Company Act. For purposes of the foregoing, "majority of the outstanding APS" means (i) 67% or more of such shares present at a meeting, if the Holders of more than 50% of such shares are present or represented by proxy, or (ii) more than 50% of such shares, whichever is less. In the event a vote of Holders of APS is required pursuant to the provisions of section 13(a) of the Investment Company Act, the Trust shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify Moody's (if Moody's is then rating the APS) and Fitch (if Fitch is then rating the APS) that such vote is to be taken and the nature of the action with respect to which such vote is to be taken. The Trust shall, not later than ten Business Days after the date on which such vote is taken, notify Moody's (if Moody's is then rating the APS) and Fitch (if Fitch is then rating the
         APS) of the results of such vote.

         (d) BOARD MAY TAKE CERTAIN ACTIONS WITHOUT SHAREHOLDER APPROVAL. The Board of Trustees, without the vote or consent of the shareholders of the Trust, may from time to time amend, alter or repeal any or all of the definitions of the terms listed below, any provision of this Statement viewed by Moody's or Fitch as a predicate for any such definition, or its rating of the APS, and any such amendment, alteration or repeal will not be deemed to affect the preferences, rights or powers of APS or the Holders thereof; provided, however, that the Board of Trustees receives written confirmation from Moody's or Fitch (such confirmation being required to be obtained only in the event Moody's or Fitch is rating the APS) that any such amendment, alteration or repeal would not impair the ratings then assigned by Moody's or Fitch, as the case may be, to the
APS:

Auditor's Confirmation                  Investment Company Act Preferred Asset Coverage
Annual Valuation Date                   Market Value
Applicable Percentage                   Maximum Applicable Rate
Closing Transaction                     Maximum Potential Gross-Up Dividend Liability
Commercial Paper Dealers                Moody's Discount Factor
Deposit Securities                      Moody's Eligible Asset
Discount Factor                         Moody's Hedging Transaction
Discounted Value                        Municipal Index
Eligible Asset                          Preferred Shares Basic Maintenance Amount
Exposure Period                         Preferred Shares Basic Maintenance Cure Date
Federal Tax Rate Increase               Preferred Shares Basic Maintenance Report
Fitch Discount Factor                   Pricing Service
Fitch Eligible Asset                    Receivables for Municipal Obligations Sold
Fitch Hedging Transaction               Reference Rate
Forward Commitment                      Retro-Active Tax Allocation
Gross-Up Dividend                       Taxable Equivalent of Short-Term Municipal Obligation Rate
Independent Accountant                  Valuation Date
Investment Company Act Cure Date        Volatility Factor

         (e) VOTING RIGHTS SET FORTH HEREIN ARE SOLE VOTING RIGHTS. Unless otherwise required by law, the Holders of APS shall not have any relative rights or preferences or other special rights other than those specifically set forth herein.

         (f) NO PREEMPTIVE RIGHTS OR CUMULATIVE VOTING. The Holders of APS shall have no preemptive rights or rights to cumulative voting.

         (g) VOTING FOR TRUSTEES SOLE REMEDY FOR TRUST'S FAILURE TO PAY DIVIDENDS. In the event that the Trust fails to pay any dividends on the APS, the exclusive remedy of the Holders shall be the right to vote for trustees pursuant to the provisions of this Section 4.

         (h) HOLDERS ENTITLED TO VOTE. For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by this Statement, by the other provisions of the Declaration, by statute or otherwise, no Holder shall be entitled to vote any share of APS and no share of APS shall be deemed to be "outstanding" for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, the requisite Notice of Redemption with respect to such shares shall have been mailed as provided in paragraph (c) of Section 9 of this Part I and the Redemption Price for the redemption of such shares shall have been deposited in trust with the Auction Agent for that purpose. No share of APS held by the Trust or any affiliate of the Trust (except for shares held by a Broker-Dealer that is an affiliate of the Trust for the account of its customers) shall have any voting rights or be deemed to be outstanding for voting or other purposes.

5.       INVESTMENT COMPANY ACT PREFERRED SHARE ASSET COVERAGE.

The Trust shall maintain, as of the last Business Day of each month in which any APS are Outstanding, the Investment Company Act Preferred Share Asset Coverage.

6.       PREFERRED SHARES BASIC MAINTENANCE AMOUNT.

         (a) So long as APS are Outstanding, the Trust shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date (i) Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount (if Moody's is then rating the APS) and Fitch Eligible Assets having an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount (if Fitch is then rating the APS).

         (b) On or before 5:00 PM., New York City time, on the third Business Day after a Valuation Date on which the Trust fails to satisfy the Preferred Shares Basic Maintenance Amount, and on the third Business Day after the Preferred Shares Basic Maintenance Cure Date with respect to such Valuation Date, the Trust shall complete and deliver to Moody's (if Moody's is then rating the APS), Fitch (if Fitch is then rating the APS) and the Auction Agent (if either Moody's or Fitch is then rating the APS) a Preferred Shares Basic Maintenance Report as of the date of such failure or such Preferred Shares Basic Maintenance Cure Date, as the case may be, which will be deemed to have been delivered to the Auction Agent if the Auction Agent receives a copy or telecopy, telex or other electronic transcription thereof and on the same day the Trust mails to the Auction Agent for delivery on the next Business Day the full Preferred Shares Basic Maintenance Report. The Trust shall also deliver a Preferred Shares Basic Maintenance Report to (i) the Auction Agent (if either Moody's or Fitch is then rating the APS) as of the last Friday of each calendar month (or, if such day is not a Business Day, the immediately prior Business
Day), (ii) Moody's (if Moody's is then rating the APS) and Fitch (if Fitch is then rating the APS) as of the last Friday of each calendar month (or, if such day is not a Business Day, the immediately prior Business Day), in each case on or before the third Business Day after such day. A failure by the Trust to deliver a Preferred Shares Basic Maintenance Report pursuant to the preceding sentence shall be deemed to be delivery of a Preferred Shares Basic Maintenance Report indicating the Discounted Value for all assets of the Trust is less than the Preferred Shares Basic Maintenance Amount, as of the relevant Valuation Date.

         (c) Within ten Business Days after the date of delivery of a Preferred Shares Basic Maintenance Report in accordance with paragraph (b) of this Section 6 relating to an Annual Valuation Date, the Trust shall cause the Independent Accountant to confirm in writing to Moody's (if Moody's is then rating the APS), Fitch (if Fitch is then rating the APS) and the Auction Agent (if either Moody's or Fitch is then rating the APS) (i) the mathematical accuracy of the calculations reflected in such Preferred Shares Basic Maintenance Report (and in any other Preferred Shares Basic Maintenance Report, randomly selected by the Independent Accountant, that was prepared by the Trust during the quarter ending on such Quarterly Valuation Date), (ii) that, in such Preferred Shares Basic Maintenance Report (and in such randomly selected Preferred Shares Basic Maintenance Report), the Trust correctly determined in accordance with this Statement the assets of the Trust which constitute Moody's Eligible Assets (if Moody's is then rating the APS) and Fitch Eligible Assets (if Fitch is then rating the APS), (iii) that, in such Preferred Shares Basic Maintenance Report (and in such randomly selected Preferred Shares Basic Maintenance Report), the Trust determined whether the Trust had, at such Quarterly Valuation Date (and at the Valuation Date addressed in such randomly selected Report) in accordance with this Statement, Moody's Eligible Assets of an aggregate Discounted Value at least equal to the Preferred Shares Basic Maintenance Amount and Fitch Eligible Assets of an aggregate Discounted Value at least equal to the Preferred Shares Basic Maintenance Amount, (iv) with respect to the S&P ratings on portfolio securities of the Trust, the issuer name, issue size and coupon rate, if any, listed in such Report, that the Independent Accountant has requested that S&P verify such information and the Independent Account and shall provide a listing in its letter of any differences, (v) with respect to the Fitch ratings on portfolio securities of the Trust, the issuer name, issue size and coupon rate, if any, listed in such Preferred Shares Basic Maintenance Report, that such information has been verified by Fitch (in the event such information is not verified by Fitch, the Independent Accountant will inquire of Fitch what such information is, and provide a listing in its letter of any differences), (vi) with respect to the Moody's ratings on portfolio securities of the Trust, the issuer name, issue size and coupon rate, if any, listed in such Preferred Shares Basic Maintenance Report, that such information has been verified by Moody's (in the event such information is not verified by Moody's, the Independent Accountant will inquire of Moody's what such information is, and provide a listing in its letter of any differences) and (vii) with respect to the bid or mean price (or such alternative permissible factor used in calculating the Market Value) provided by the custodian of the Trust's assets to the Trust for purposes of valuing securities in the Trust's portfolio, the Independent Accountant has traced the price used in such Preferred Shares Basic Maintenance Report to the bid or mean price listed in such Preferred Shares Basic Maintenance Report as provided to the Trust and verified that such information agrees (in the event such information does not agree, the Independent Accountant will provide a listing in its letter of such differences) (such confirmation is herein called the "Auditor's Confirmation").

         (d) Within ten Business Days after the date of delivery of a Preferred Shares Basic Maintenance Report in accordance with paragraph (b) of this Section 6 relating to any Valuation Date on which the Trust failed to satisfy the Preferred Shares Basic Maintenance Amount, and relating to the Preferred Shares Basic Maintenance Cure Date with respect to such failure to satisfy the Preferred Shares Basic Maintenance Amount, the Trust shall cause the Independent Auditors to provide to Moody's (if Moody's is then rating the APS), Fitch (if Fitch is then rating the APS) and the Auction Agent (if either Moody's or Fitch is then rating the APS) an Auditors' Confirmation as to such Preferred Shares Basic Maintenance Report.

         (e) If any Auditors' Confirmation delivered pursuant to paragraph (c) or (d) of this Section 6 shows that an error was made in the Preferred Shares Basic Maintenance Report for a particular Valuation Date for which such Auditor's Confirmation was required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all Moody's Eligible Assets (if Moody's is then rating the APS) or Fitch Eligible Assets (if Fitch is then rating the APS), as the case may be, of the Trust was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Trust, and the Trust shall accordingly amend and deliver the Preferred Shares Basic Maintenance Report to Moody's (if Moody's is then rating the APS), Fitch (if Fitch is then rating the APS) and the Auction Agent (if either Moody's or Fitch is then rating the APS) promptly following receipt by the Trust of such Auditors' Confirmation.

         (f) On or before 5:00 p.m., New York City time, on the first Business Day after the Date of Original Issue of any APS, the Trust shall complete and deliver to Moody's (if Moody's is then rating the APS) and Fitch (if Fitch is then rating the APS) a Preferred Shares Basic Maintenance Report as of the close of business on such Date of Original Issue. Within five Business Days of such Date of Original Issue, the Trust shall cause the Independent Accountant to confirm in writing to the Auction Agent (if either Moody's or Fitch is then rating the APS), Moody's (if Moody's is then rating the APS) and Fitch (if Fitch is then rating the APS) (i) the mathematical accuracy of the calculations reflected in such Report and (ii) that the Discounted Value of Fitch Eligible Assets reflected thereon equals or exceeds the Preferred Shares Basic Maintenance Amount reflected thereon.

         (g) On or before 5:00 p.m., New York City time, on the third Business Day after either (i) the Trust shall have redeemed Common Shares or (ii) the ratio of the Discounted Value of Moody's Eligible Assets or the Fitch Eligible Assets to the Preferred Shares Basic Maintenance Amount is less than or equal to 105%, or (iii) whenever requested by Moody's or Fitch, the Trust shall complete and deliver to Moody's (if Moody's is then rating the APS) or Fitch (if Fitch is then rating the APS), as the case may be, a Preferred Shares Basic Maintenance Report as of the date of such event.

7.       RESTRICTIONS ON DIVIDENDS AND OTHER DISTRIBUTIONS.

         (a) DIVIDENDS ON SHARES OTHER THAN THE APS. Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or series of shares of beneficial interest of the Trust ranking, as to the payment of dividends, on a parity with the APS for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the shares of each series of the APS through its most recent Dividend Payment Date. When dividends are not paid in full upon the shares of each series of the APS through its most recent Dividend Payment Date or upon the shares of any other class or series of shares of beneficial interest of the Trust ranking on a parity as to the payment of dividends with the APS through their most recent respective dividend payment dates, all dividends declared upon the APS and any other such class or series of shares of beneficial interest ranking on a parity as to the payment of dividends with APS shall be declared pro rata so that the amount of dividends declared per share on APS and such other class or series of shares of beneficial interest shall in all cases bear to each other the same ratio that accumulated dividends per share on the Trust and such other class or series of shares of beneficial interest bear to each other (for purposes of this sentence, the amount of dividends declared per share of APS shall be based on the Applicable Rate for such share for the Dividend Periods during which dividends were not paid in full).

         (b) DIVIDENDS AND OTHER DISTRIBUTIONS WITH RESPECT TO COMMON SHARES UNDER THE INVESTMENT COMPANY ACT. The Board of Trustees shall not declare any dividend (except a dividend payable in Common Shares), or declare any other distribution, upon the Common Shares, or purchase Common Shares, unless in every such case the APS have, at the time of any such declaration or purchase, an asset coverage (as defined in and determined pursuant to the Investment Company
Act) of at least 200% (or such other asset coverage as may in the future be specified in or under the Investment Company Act as the minimum asset coverage for senior securities which are shares or stock of a closed- end investment company as a condition of declaring dividends on its common shares or stock) after deducting the amount of such dividend, distribution or purchase price, as the case may be.

         (c) OTHER RESTRICTIONS ON DIVIDENDS AND OTHER DISTRIBUTIONS. For so long as any APS are outstanding, and except as set forth in paragraph (a) of this Section 7 and paragraph (c) of Section 9 of this Part I, (A) the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the APS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of the Common Shares or any other shares of the Trust ranking junior to or on a parity with the APS as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to the APS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), or any such parity shares (except by conversion into or exchange for shares of the Trust ranking junior to or on a parity with APS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless (i) full cumulative dividends on shares of each series of APS through its most recently ended Dividend Period shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Auction Agent and (ii) the Trust has redeemed the full number of APS required to be redeemed by any provision for mandatory redemption pertaining thereto, and (B) the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to APS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of Common Shares or any other shares of the Trust ranking junior to APS as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to APS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless immediately after such transaction the Discounted Value of Moody's Eligible Assets (if Moody's is then rating the APS) and Fitch Eligible Assets (if Fitch is then rating the APS) would at least equal the Preferred Shares Basic Maintenance Amount.

8.       RATING AGENCY RESTRICTIONS.

               (a) For so long as any shares of APS are rated by Moody's, the Trust will not engage in Bond Market Association Municipal Swap Index swap transactions ("BMA swap transactions"), buy or sell futures contracts, write, purchase or sell call options on futures contracts or purchase put options on futures contracts or write call options (except covered call options) on portfolio securities unless it receives written confirmation from Moody's that engaging in such transactions would not impair the ratings then assigned to the shares of APS by Moody's, except that the Trust may engage in BMA swap transactions, purchase or sell exchange-traded futures contracts based on any index approved by Moody's or Treasury Bonds and purchase, write or sell exchange-traded put options on such futures contracts, any index approved by Moody's or Treasury Bonds, and purchase, write or sell exchange-traded call options on such futures contracts, any index approved by Moody's or Treasury Bonds (collectively, "Moody's Hedging Transactions"), subject to the following limitations:

                  (i) the Trust will not engage in any Moody's Hedging Transaction based on the Bond Buyer Municipal Bond Index (the "Municipal Index (other than Closing Transactions) which would cause the Trust at the time of such transaction to own or have sold (A) outstanding futures contracts based on the Municipal Index exceeding in number 10% of the average number of daily traded futures contracts based on the Municipal Index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal or
         (B) outstanding futures contracts based on the Municipal Index having a Market Value exceeding 50% of the Market Value of all Municipal Bonds constituting Moody's Eligible Assets owned by the Trust (other than Moody's Eligible Assets already subject to a Moody's Hedging Transaction);

                  (ii) the Trust will not engage in any Moody's Hedging Transaction based on Treasury Bonds (other than Closing Transactions) which would cause the Trust at the time of such transaction to own or have sold (A) outstanding futures contracts based on Treasury Bonds having an aggregate Market Value exceeding 40% of the aggregate Market Value of Moody's Eligible Assets owned by the Trust and rated Aa by Moody's (or, if not rated by Moody's but rated by S&P or Fitch, rated AA by S&P or Fitch) or (B) outstanding futures contracts based on Treasury Bonds having an aggregate Market Value exceeding 80% of the aggregate Market Value of all Municipal Bonds constituting Moody's Eligible Assets owned by the Trust (other than Moody's Eligible Assets already subject to a Moody's Hedging Transaction) and rated Baa or A by Moody's (or, if not rated by Moody's but rated by S&P or Fitch, rated BBB or A by S&P or Fitch) (for purposes of the foregoing clauses (i) and (ii), the Trust shall be deemed to own the number of futures contracts that underlie any outstanding options written by the Trust);

                  (iii) the Trust will engage in Closing Transactions to close out any outstanding futures contract based on the Municipal Index if the amount of open interest in the Municipal Index as reported by The Wall Street Journal is less than 5,000;

                  (iv) the Trust will engage in a Closing Transaction to close out any outstanding futures contract by no later than the fifth Business Day of the month in which such contract expires and will engage in a Closing Transaction to close out any outstanding option on a futures contract by no later than the first Business Day of the month in which such option expires;

                  (v) the Trust will engage in Moody's Hedging Transactions only with respect to futures contracts or options thereon having the next settlement date or the settlement date immediately thereafter;

                  (vi) the Trust (A) will not engage in options and futures transactions for leveraging or speculative purposes, except that the Trust may engage in an option or futures transaction so long as the combination of the Trust's non-derivative positions, together with the relevant option or futures transaction, produces a synthetic investment position, or the same economic result, that could be achieved by an investment, consistent with the Trust's investment objective and policies, in a security that is not an option or futures transaction, subject to the Adviser periodically demonstrating to Moody's that said economic results are achieved, and (B) will not write any call options or sell any futures contracts for the purpose of hedging the anticipated purchase of an asset prior to completion of such purchase;

                  (vii) the Trust will not enter into an option or futures transaction unless, after giving effect thereto, the Trust would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Share Basic Maintenance Amount; and

                  (viii) the Trust will not engage in BMA swap transactions with respect to more than 20% of the Trust's net assets; provided that the Trust's use of futures will proportionately decrease as the Trust's use of BMA swap transactions increases, and vice-versa.

         For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Share Basic Maintenance Amount, the Discounted Value of Moody's Eligible Assets which the Trust is obligated to deliver or receive pursuant to an outstanding futures contract or option shall be as follows: (i) assets subject to call options written by the Trust which are either exchange-traded and "readily reversible" or which expire within 49 days after the date as of which such valuation is made shall be valued at the lesser of (a) Discounted Value and (b) the exercise price of the call option written by the Trust; (ii) assets subject to call options written by the Trust not meeting the requirements of clause (i) of this sentence shall have no value; (iii) assets subject to put options written by the Trust shall be valued at the lesser of (A) the exercise price and
(B) the Discounted Value of the subject security; (iv) futures contracts shall be valued at the lesser of (A) settlement price and (B) the Discounted Value of the subject security, provided that, if a contract matures within 49 days after the date as of which such valuation is made, where the Trust is the seller the contract may be valued at the settlement price and where the Trust is the buyer the contract may be valued at the Discounted Value of the subject securities; and (v) where delivery may be made to the Trust with any security of a class of securities, the Trust shall assume that it will take delivery of the security with the lowest Discounted Value.

         For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Share Basic Maintenance Amount, the following amounts shall be subtracted from the aggregate Discounted Value of the Moody's Eligible Assets held by the Trust:
(i) 10% of the exercise price of a written call option; (ii) the exercise price of any written put option; (iii) where the Trust is the seller under a futures contract, 10% of the settlement price of the futures contract; (iv) where the Trust is the purchaser under a futures contract, the settlement price of assets purchased under such futures contract; (v) the settlement price of the underlying futures contract if the Trust writes put options on a futures contract; and (vi) 105% of the Market Value of the underlying futures contracts if the Trust writes call options on a futures contract and does not own the underlying contract.

              (b) For so long as any shares of APS are rated by Moody's, the Trust will not enter into any contract to purchase securities for a fixed price at a future date beyond customary settlement time (other than such contracts that constitute Moody's Hedging Transactions that are permitted under Section 8(a) of Part I of this Statement), except that the Trust may enter into such contracts to purchase newly-issued securities on the date such securities are issued ("Forward Commitments"), subject to the following limitations:

                  (i) the Trust will maintain in a segregated account with its custodian cash, cash equivalents or short-term, fixed-income securities rated P-1, MIG-1 or VMIG-1 by Moody's and maturing prior to the date of the Forward Commitment with a Market Value that equals or exceeds the amount of the Trust's obligations under any Forward Commitments to which it is from time to time a party or long-term fixed income securities with a Discounted Value that equals or exceeds the amount of the Trust's obligations under any Forward Commitment to which it is from time to time a party; and

                  (ii) the Trust will not enter into a Forward Commitment unless, after giving effect thereto, the Trust would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount.

               (c) For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Share Basic Maintenance Amount, the Discounted Value of all Forward Commitments to which the Trust is a party and of all securities deliverable to the Trust pursuant to such Forward Commitments shall be zero.

              (d) For so long as any APS are rated by Fitch, the Trust will not buy or sell futures contracts, write, purchase or sell call options on futures contracts or purchase put options on futures contracts or write call options (except covered call options) on portfolio securities unless it receives written confirmation from Fitch that engaging in such transactions would not impair the ratings then assigned to such APS by Fitch, except that the Trust may purchase or sell exchange-traded futures contracts based on the Municipal Index or Treasury Futures, and purchase, write or sell exchange-traded put options on such futures contracts and purchase, write or sell exchange-traded call options on such futures contracts (collectively, "Fitch Hedging Transactions"), subject to the following limitations:

                  (i) the Trust will only engage in Fitch Hedging Transactions for the purpose of hedging against changes in the value of the Trust's portfolio securities due to anticipated changes in interest rates or market conditions; the amount hedged will vary from time to time and may involve the purchase and sale of futures contracts based on the Municipal Index or Treasury Futures to reduce or eliminate the amount hedged;

                  (ii) the Trust will not engage in any Fitch Hedging Transaction which would cause the Trust, at the time of such transaction, to own or have sold net outstanding futures contracts having an aggregate Market Value exceeding 33 1/3% of the aggregate Market Value of assets owned by the Trust; and

                  (iii) the Trust will not enter into an option unless, after giving effect thereto, the Trust would continue to have Fitch Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount.

           (e) For purposes of determining whether the Trust has Fitch Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount, the Discounted Value of Fitch Eligible Assets which the Trust is obligated to deliver or receive pursuant to an outstanding option shall be as follows:

                  (i) assets subject to call options written by the Trust which are either exchange-traded and "readily reversible" or which expire within 49 days after the date as of which such valuation is made shall be valued at the lesser of:

              (I)  Discounted Value and

              (II) the exercise price of the call option written by the Trust;

                  (ii) assets subject to call options written by the Trust not meeting the requirements of clause (i) of this sentence shall have no value;

                   (iii) assets subject to put options written by the Fund shall be valued at the lesser of:

              (I)  the exercise price and

              (II) the Discounted Value of the subject security; and

                  (iv) where delivery may be made to the Trust with any security of a class of securities, the Trust shall assume that it will take delivery of the security with the lowest Discounted Value.

           (f) For purposes of determining whether the Trust has Fitch Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount, the following amounts shall be subtracted from the aggregate Discounted Value of the Fitch Eligible Assets held by the Trust:

                  (i)  10% of the exercise price of a written call option;

                  (ii)  the exercise price of any written put option;

                  (iii) the settlement price of the underlying futures contract if the Trust writes put options on a futures contract; and

                  (iv) 105% of the Market Value of the underlying future contracts if the Fund writes call options on a futures contract and does not own the underlying contract.

           (g) For so long as any APS are rated by Fitch, the Trust may enter into Forward Commitments, provided that:

                  (i) the Trust will maintain in a segregated account with its custodian cash, cash equivalents or short-term, fixed-income securities rated F-1 or BBB or higher by Fitch (or, if not rated by Fitch, rated P-1, MTG-1 or MIG-1, or Baa or higher by Moody's) and maturing prior to the date of the Forward Commitment with a Market Value that equals or exceeds the amount of the Trust's obligations under any Forward Commitment to which it is from time to time a party or long-term fixed income securities with a Market Value that equals or exceeds the amount of the Trust's obligations under any Forward Commitment to which it is from time to time a party; and

                  (ii) the Trust will not enter into a Forward Commitment unless, after giving effect thereto, the Trust would continue to have Fitch Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount.

         For purposes of determining whether the Trust has Fitch Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount, the Discounted Value of Forward Commitments will be the Discounted Value as calculated by applying the respective Fitch Discount Factor.

         (h) For so long as shares of APS are rated by either Moody's or Fitch, the Trust will not, unless it has received written confirmation from Moody's, as the case may be, that such action would not impair the ratings then assigned to shares of APS by Moody's or Fitch, as the case may be, (i) borrow money except for the purpose of clearing transactions in portfolio securities (which borrowings shall under any circumstances be limited to the lesser of $10 million and an amount equal to 5% of the Market Value of the Trust's assets at the time of such borrowings and which borrowings shall be repaid within 60 days and not be extended or renewed and shall not cause the aggregate Discounted Value of Moody's Eligible Assets to be less than the Preferred Share Basic Maintenance Amount), (ii) engage in short sales of securities, (iii) lend any securities,
(iv) issue any class or series of stock ranking prior to or on a parity with the APS with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Trust, (v) reissue any APS previously purchased or redeemed by the Trust, (vi) merge or consolidate into or with any other Trust or entity, (vii) change the Pricing Service or (viii) engage in reverse repurchase agreements.

9.       REDEMPTION.

         (a) Optional Redemption.

                  (i) To the extent permitted under the Investment Company Act and Delaware law, the Trust at its option may, without the consent of the holders of APS, redeem APS having a Dividend Period of one year or less, in whole or in part, on the business day after the last day of such Dividend Period upon not less than 15 calendar days' and not more than 40 calendar days' prior notice. The optional redemption price per share will be the Liquidation Preference per share, plus an amount equal to accumulated but unpaid Dividends thereon (whether or not earned or declared) to the date fixed for redemption. APS having a Dividend Period of more than one year are redeemable at the option of the Trust, in whole or in part, prior to the end of the relevant Dividend Period, subject to any specific redemption provision, which may include the payment of redemption premiums to the extent required under any applicable specific redemption provisions. The Trust will not make any optional redemption unless, after giving effect thereto (i) the Trust has available certain Deposit Securities with maturities or tender dates not later than the day preceding the applicable Redemption Date and having a value not less than the amount (including any applicable premium) due to holders of the APS by reasons of the redemption of the APS on such date fixed for the redemption and (ii) the Trust has eligible assets with an aggregate discounted value at least equal to the Preferred Shares Basic Maintenance Amount. Notwithstanding the foregoing, APS may not be redeemed at the option of the Trust unless all dividends in arrears on the outstanding APS, and all other outstanding preferred shares have been or are being contemporaneously paid or set aside for payment. Notice of Special Dividend Period relating to a Special Dividend Period of shares of a series of APS, as delivered to the Auction Agent and filed with the Secretary of the Trust, may provide that shares of such series shall not be redeemable during the whole or any part of such Special Dividend Period (except as provided in subparagraph (iv) of this paragraph (a)) or shall be redeemable during the whole or any part of such Special Dividend Period only upon payment of such redemption premium or premiums as shall be specified therein ("Special Redemption Provisions").

                  (ii) If fewer than all of the outstanding shares of a series of APS are to be redeemed pursuant to subparagraph (i) of this paragraph (a), the number of shares of such series to be redeemed shall be determined by the Board of Trustees, and such shares shall be redeemed pro rata from the Holders of shares of such series in proportion to the number of shares of such series held by such Holders.

                  (iii) The Trust may not on any date mail a Notice of Redemption pursuant to paragraph (c) of this Section 9 in respect of a redemption contemplated to be effected pursuant to this paragraph (a) unless on such date (A) the Trust has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount (including any applicable premium) due to Holders of APS by reason of the redemption of such shares on such redemption date, and (B) the Discounted Value of Moody's Eligible Assets (if Moody's is then rating the APS) and Fitch Eligible Assets (if Fitch is then rating the APS) each at least equals the Preferred Shares Basic Maintenance Amount, and would at least equal the Preferred Shares Basic Maintenance Amount immediately subsequent to such redemption if such redemption were to occur on such date. For purposes of determining in clause (B) of the preceding sentence whether the Discounted Value of Moody's Eligible Assets at least equals the Preferred Shares Basic Maintenance Amount, the Moody's Discount Factors applicable to Moody's Eligible Assets shall be determined by reference to the first Exposure Period longer than the Exposure Period then applicable to the Trust, as described in the definition of Moody's Discount Factor herein.

         (b) MANDATORY REDEMPTION. The Trust shall redeem, at a redemption price equal to $25,000 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared) to (but not including) the date fixed by the Board of Trustees for redemption, certain of the APS, if the Trust fails to have either Moody's Eligible Assets or Fitch Eligible Assets with a Discounted Value greater than or equal to the Preferred Shares Basic Maintenance Amount or fails to maintain the Investment Company Act Preferred Share Asset Coverage, in accordance with the requirements of the rating agency or agencies then rating the APS, and such failure is not cured on or before the Preferred Shares Basic Maintenance Cure Date or the Investment Company Act Cure Date, as the case may be. The number of APS to be redeemed shall be equal to the lesser of (i) the minimum number of APS, together with all other preferred shares subject to redemption or retirement, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, would have resulted in the Trust's having Moody's Eligible Assets and Fitch Eligible Assets with a Discounted Value greater than or equal to the Preferred Shares Basic Maintenance Amount or maintaining the Investment Company Act Preferred Shares Asset Coverage, as the case may be, on such Cure Date (provided, however, that if there is no such minimum number of APS and other preferred shares the redemption or retirement of which would have had such result, all APS and other preferred shares then outstanding shall be redeemed), and (ii) the maximum number of APS, together with all other preferred shares subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor in accordance with the Declaration and applicable law. In determining the APS required to be redeemed in accordance with the foregoing, the Trust shall allocate the number required to be redeemed to satisfy the Preferred Shares Basic Maintenance Amount or the Investment Company Act Preferred Share Asset Coverage, as the case may be, pro rata among APS and other preferred shares (and, then, pro rata among each series of APS) subject to redemption or retirement. The Trust shall effect such redemption on the date fixed by the Trust therefor, which date shall not be earlier than 20 days nor later than 40 days after such Cure Date, except that if the Trust does not have funds legally available for the redemption of all of the required number of the APS and other preferred shares which are subject to redemption or retirement or the Trust otherwise is unable to effect such redemption on or prior to 40 days after such Cure Date, the Trust shall redeem those APS and other preferred shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. If fewer than all of the outstanding shares of a series of APS are to be redeemed pursuant to this paragraph (b), the shares of such series to be redeemed shall be selected by lot or such other method that the Trust deems fair and equitable.

         (c) NOTICE OF REDEMPTION. If the Trust shall determine or be required to redeem shares of a series of APS pursuant to paragraph (a) or (b) of this
Section 9, it shall mail a Notice of Redemption with respect to such redemption by first-class mail, postage prepaid, to each Holder of the shares of such series to be redeemed, at such Holder's address as the same appears on the record books of the Trust on the record date established by the Board of Trustees and to the Auction Agent. Such Notice of Redemption shall be so mailed not less than 15 nor more than 40 days prior to the date fixed for redemption. Each such Notice of Redemption shall state: (i) the redemption date; (ii) the number of APS to be redeemed and the series thereof; (iii) the CUSIP number for shares of such series; (iv) the Redemption Price; (v) the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Trustees shall so require and the Notice of Redemption shall so state) are to be surrendered for payment of the Redemption Price; (vi) that dividends on the shares to be redeemed will cease to accumulate on such redemption date; (vii) that the Holders of any shares of a series of APS being so redeemed shall not participate in the Auction, if any, immediately preceding the redemption date; and (viii) the provisions of this Section 9 under which such redemption is made. If fewer than all shares of a series of APS held by any Holder are to be redeemed, the Notice of Redemption mailed to such Holder shall also specify the number of shares of such series to be redeemed from such Holder. The Trust may provide in any Notice of Redemption relating to a redemption contemplated to be effected pursuant to paragraph (a) of this Section 9 that such redemption is subject to one or more conditions precedent and that the Trust shall not be required to effect such redemption unless each such condition shall have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

         (d) NO REDEMPTION UNDER CERTAIN CIRCUMSTANCES. Notwithstanding the provisions of paragraphs (a) or (b) of this Section 9, if any dividends on shares of a series of APS (whether or not earned or declared) are in arrears, no shares of such series shall be redeemed unless all outstanding shares of such Series are simultaneously redeemed, and the Trust shall not purchase or otherwise acquire any shares of such series; provided, however, that the foregoing shall not prevent the purchase or acquisition of all outstanding shares of such series pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to, and accepted by, Holders of all outstanding shares of such series.

         (e) ABSENCE OF FUNDS AVAILABLE FOR REDEMPTION. To the extent that any redemption for which Notice of Redemption has been mailed is not made by reason of the absence of legally available funds therefor in accordance with the Declaration and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. Failure to redeem APS shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Trust shall have failed, for any reason whatsoever, to deposit in trust with the Auction Agent the Redemption Price with respect to any shares for which such Notice of Redemption has been mailed; provided, however, that the foregoing shall not apply in the case of the Trust's failure to deposit in trust with the Auction Agent the Redemption Price with respect to any shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that the Trust may not have redeemed APS for which a Notice of Redemption has been mailed, dividends may be declared and paid on APS and shall include those APS for which a Notice of Redemption has been mailed.

         (f) AUCTION AGENT AS TRUSTEE OF REDEMPTION PAYMENTS BY TRUST. All moneys paid to the Auction Agent for payment of the Redemption Price of APS called for redemption shall be held in trust by the Auction Agent for the benefit of Holders of shares so to be redeemed.

         (g) SHARES FOR WHICH NOTICE OF REDEMPTION HAS BEEN GIVEN ARE NO LONGER OUTSTANDING. Provided a Notice of Redemption has been mailed pursuant to paragraph (c) of this Section 9, upon the deposit with the Auction Agent (on the Business Day next preceding the date fixed for redemption thereby, in funds available on the next Business Day in The City of New York, New York) of funds sufficient to redeem the APS that are the subject of such notice, dividends on such shares shall cease to accumulate and such shares shall no longer be deemed to be outstanding for any purpose, and all rights of the Holders of the shares so called for redemption shall cease and terminate, except the right of such Holders to receive the Redemption Price, but without any interest or other additional amount, except as provided in subparagraph (e)(i) of Section 2 of this Part I. The Auction Agent shall pay the Redemption Price to the Holders of APS subject to redemption upon surrender of the certificates for the shares (properly endorsed or assigned for transfer, if the Board of Trustees shall so require and the Notice of Redemption shall so state) to be redeemed in accordance with the Notice of Redemption. In the case that fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued, representing the unredeemed shares, without cost to the Holder thereof. The Trust shall be entitled to receive from the Auction Agent, promptly after the date fixed for redemption, any cash deposited with the Auction Agent in excess of (i) the aggregate Redemption Price of the APS called for redemption on such date and (ii) all other amounts to which Holders of APS called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of 90 days from such redemption date shall, to the extent permitted by law, be repaid to the Trust, after which time the Holders of APS so called for redemption may look only to the Trust for payment of the Redemption Price and all other amounts to which they may be entitled.

         (h) COMPLIANCE WITH APPLICABLE LAW. In effecting any redemption pursuant to this Section 9, the Trust shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under the Investment Company Act and any applicable Delaware law, but shall effect no redemption except in accordance with the Investment Company Act and any applicable Delaware law.

         (i) ONLY WHOLE APS MAY BE REDEEMED. In the case of any redemption pursuant to this Section 9, only whole APS shall be redeemed, and in the event that any provision of the Declaration would require redemption of a fractional share, the Auction Agent shall be authorized to round up so that only whole shares are redeemed.

         (j) MODIFICATION OF REDEMPTION PROCEDURES. Notwithstanding any of the foregoing provisions of this Section 9, the Trust may modify any or all of the requirements relating to the Notice of Redemption provided that (i) any such modification does not materially and adversely affect any Holder of the relevant series of APS, and (ii) the Trust receives written notice from Moody's (if Moody's is then rating the APS) and Fitch (if Fitch is then rating the APS) that such modification would not impair the ratings assigned by Moody's and Fitch to shares of APS.

10.      LIQUIDATION RIGHTS.

         (a) RANKING. The shares of a series of APS shall rank on a parity with each other, with shares of any other series of preferred shares and with shares of any other series of APS as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust.

         (b) DISTRIBUTIONS UPON LIQUIDATION. Upon the dissolution, liquidation or winding up of the affairs of the Trust, whether voluntary or involuntary, the Holders of APS then outstanding shall be entitled to receive and to be paid out of the assets of the Trust available for distribution to its shareholders, before any payment or distribution shall be made on the Common Shares or on any other class of shares of the Trust ranking junior to the APS upon dissolution, liquidation or winding up, an amount equal to the Liquidation Preference with respect to such shares plus an amount equal to all dividends thereon (whether or not earned or declared) accumulated but unpaid to (but not including) the date of final distribution in same day funds. After the payment to the Holders of the APS of the full preferential amounts provided for in this paragraph (b), the Holders of APS as such shall have no right or claim to any of the remaining assets of the Trust.

         (c) PRO RATA DISTRIBUTIONS. In the event the assets of the Trust available for distribution to the Holders of APS upon any dissolution, liquidation, or winding up of the affairs of the Trust, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to paragraph (b) of this Section 10, no such distribution shall be made on account of any shares of any other class or series of preferred shares ranking on a parity with the APS with respect to the distribution of assets upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the APS, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

         (d) RIGHTS OF JUNIOR SHARES. Subject to the rights of the holders of shares of any series or class or classes of shares ranking on a parity with the preferred shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, after payment shall have been made in full to the Holders of the APS as provided in paragraph (b) of this
Section 10, but not prior thereto, any other series or class or classes of shares ranking junior to the APS with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the APS shall not be entitled to share therein.

         (e) CERTAIN EVENTS NOT CONSTITUTING LIQUIDATION. Neither the sale of all or substantially all the property or business of the Trust, nor the merger or consolidation of the Trust into or with any business trust or corporation nor the merger or consolidation of any business trust or corporation into or with the Trust shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purposes of this Section 10.

11.      MISCELLANEOUS.

         (a) AMENDMENT TO ADD ADDITIONAL SERIES. The Board of Trustees may, by resolution duly adopted, without shareholder approval (except as otherwise provided by this Statement or required by applicable law), amend this Statement to (1) reflect any amendments hereto which the Board of Trustees is entitled to adopt pursuant to the terms of this Statement without shareholder approval or
(2) add additional series of APS or additional shares of a series of APS (and terms relating thereto) to the Series and APS theretofore described thereon. Each such additional Series and all such additional shares shall be governed by the terms of this statement.

         (b) NO FRACTIONAL SHARES.  No fractional shares of APS shall be issued.

         (c) STATUS OF APS REDEEMED, EXCHANGED OR OTHERWISE ACQUIRED BY THE TRUST. APS, which are redeemed, exchanged or otherwise acquired by the Trust, shall return to the status of authorized and unissued preferred shares without designation as to series.

         (d) BOARD MAY RESOLVE AMBIGUITIES. To the extent permitted by applicable law, the Board of Trustees may interpret or adjust the provisions of this Statement to resolve any inconsistency or ambiguity or to remedy any formal defect, and may amend this Statement with respect to any series of APS prior to the issuance of shares of such series.

         (e) HEADINGS NOT DETERMINATIVE. The headings contained in this Statement are for convenience of reference only shall not affect the meaning or interpretation of this statement.

         (f) NOTICES. All notices or communications, unless otherwise specified in the By-Laws of the Trust or this Statement, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid.

         (g) CERTIFICATE FOR APS. The certificates representing shares of the APS shall be executed by the President, any Vice President, Treasurer, or any Assistant Treasurer of the Trust and by the Secretary or an Assistant Secretary of the Trust and shall be in the form attached hereto as Annex A with such changes thereto as the officers of the Trust executing such certificate shall determine to be necessary or desirable.

                                    PART II.

1.       ORDERS.

         (a) Prior to the Submission Deadline on each Auction Date for shares of a series of APS:

         (i) each Beneficial Owner of shares of such series may submit to its Broker-Dealer by telephone or otherwise information as to:

                           (A) the number of Outstanding shares, if any, of such
                  series held by such Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for shares of such series for the next succeeding Dividend Period of such shares;

                           (B) the number of Outstanding shares, if any, of such
                  series held by such Beneficial Owner which such Beneficial Owner offers to sell if the Applicable Rate for shares of such series for the next succeeding Dividend Period of shares of such series shall be less than the rate per annum specified by such Beneficial Owner; and/or

                           (C) the number of Outstanding shares, if any, of such
                  series held by such Beneficial Owner which such Beneficial Owner offers to sell without regard to the Applicable Rate for shares of such series for the next succeeding Dividend Period of shares of such series; and

         (ii) one or more Broker-Dealers, using lists of Potential Beneficial Owners, shall in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential Beneficial Owners (by telephone or otherwise), including Persons that are not Beneficial Owners, on such lists to determine the number of shares, if any, of such series which each such Potential Beneficial Owner offers to purchase if the Applicable Rate for shares of such series for the next succeeding Dividend Period of shares of such series shall not be less than the rate per annum specified by such Potential Beneficial Owner.

         For the purposes hereof, the communication by a Beneficial Owner or Potential Beneficial Owner to a Broker-Dealer, or by a Broker-Dealer to the Auction Agent, of information referred to in clause (i) (A), (i) (B), (i) (C) or
(ii) of this paragraph (a) is hereinafter referred to as an "Order" and collectively as "Orders" and each Beneficial Owner and each Potential Beneficial Owner placing an Order with a Broker-Dealer, and such Broker-Dealer placing an order with the Auction Agent, is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (i)(A) of this paragraph (a) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (i)(B) or (ii) of this paragraph (a) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (i)(C) of this paragraph (a) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

         (b) (i) A Bid by a Beneficial Owner or an Existing Holder of shares of a series of APS subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                           (A) the number of Outstanding shares of such series
                  specified in such Bid if the Applicable Rate for shares of such series determined on such Auction Date shall be less than the rate specified therein;

                           (B) such number or a lesser number of Outstanding
                  shares of such series to be determined as set forth in clause
                  (iv) of paragraph (a) of Section 4 of this Part II if the Applicable Rate for shares of such series determined on such Auction Date shall be equal to the rate specified therein; or

                           (C) the number of Outstanding shares of such series
                  specified in such Bid if the rate specified therein shall be higher than the Maximum Applicable Rate for shares of such series, or such number or a lesser number of Outstanding shares of such series to be determined as set forth in clause
                  (iii) of paragraph (b) of Section 4 of this Part II if the rate specified therein shall be higher than the Maximum Applicable Rate for shares of such Series and Sufficient Clearing Bids for shares of such series do not exist.

         (ii) A Sell Order by a Beneficial Owner or an Existing Holder of shares of a series of APS subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                           (A) the number of Outstanding shares of such series
                  specified in such Sell Order; or

                           (B) such number or a lesser number of Outstanding
                  shares of such Series Ms set forth in clause (iii) of paragraph (b) of Section 4 of this Part II if Sufficient Clearing Bids for shares of such series do not exist; provided, however, that a Broker-Dealer that is an Existing Holder with respect to shares of a series of APS shall not be liable to any Person for failing to sell such shares pursuant to a Sell Order described in the proviso to paragraph (c) of
                  Section 2 of this Part II if (1) such shares were transferred by the Beneficial Owner thereof without compliance by such Beneficial Owner or its transferee Broker-Dealer (or other transferee person, if permitted by the Trust) with the provisions of Section 6 of this Part II or (2) such Broker-Dealer has informed the Auction Agent pursuant to the terms of its Broker-Dealer Agreement that, according to such Broker-Dealer's records, such Broker Dealer believes it is not the Existing Holder of such shares.

         (iii) A Bid by a Potential Beneficial Holder or a Potential Holder of shares of a series of APS subject to an Auction on any Auction Date shall constitute an irrevocable offer to purchase:

                           (A) the number of Outstanding shares of such series
                  specified in such Bid if the Applicable Rate for shares of such series determined on such Auction Date shall be higher than the rate specified therein; or

                           (B) such number or a lesser number of Outstanding
                  shares of such Series Ms set forth in clause (v) of paragraph
                  (a) of Section 4 of this Part II if the Applicable Rate for shares of such series determined on such Auction Date shall be equal to the rate specified therein.

         (c) No Order for any number of APS other than whole shares shall be valid.

2.       SUBMISSION OF ORDERS BY BROKER-DEALERS TO AUCTION AGENT.

         (a) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders for APS of a series subject to an Auction on such Auction Date obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Trust) as an Existing Holder in respect of shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of shares subject to Orders submitted to it by Potential Beneficial Owners, and shall specify with respect to each Order for such shares:

                  (i) the name of the Bidder placing such Order (which shall be the Broker-Dealer unless otherwise permitted by the Trust);

                  (ii) the aggregate number of shares of such series that are the subject of such Order;

                  (iii) to the extent that such Bidder is an Existing Holder of shares of such series:

                           (A) the number of shares, if any, of such series
                  subject to any Hold Order of such Existing Holder;

                           (B) the number of shares, if any, of such series
                  subject to any Bid of such Existing Holder and the rate specified in such Bid; and

                           (C) the number of shares, if any, of such series
                  subject to any Sell Order of such Existing Holder; and

                  (iv) to the extent such Bidder is a Potential Holder of shares of such series, the rate and number of shares of such series specified in such Potential Holder's Bid.

         (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

         (c) If an Order or Orders covering all of the outstanding APS of a series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted by or on behalf of such Existing Holder covering the number of Outstanding shares of such series held by such Existing Holder and not subject to Orders submitted to the Auction Agent; provided, however, that if an Order or Orders covering all of the Outstanding shares of such series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline for an Auction relating to a Special Dividend Period consisting of more than 91 days, the Auction Agent shall deem a Sell order to have been submitted by or on behalf of such Existing Holder covering the number of outstanding shares of such series held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

         (d) If one or more Orders of an Existing Holder is submitted to the Auction Agent covering in the aggregate more than the number of Outstanding APS of a series subject to an Auction held by such Existing Holder, such Orders shall be considered valid in the following order of priority:

                  (i) all Hold Orders for shares of such series shall be considered valid, but only up to and including in the aggregate the number of Outstanding shares of such series held by such Existing Holder, and if the number of shares of such series subject to such Hold Orders exceeds the number of Outstanding shares of such series held by such Existing Holder, the number of shares subject to each such Hold Order shall be reduced pro rata to cover the number of Outstanding shares of such series held by such Existing Holder;

                  (ii) (A) any Bid for shares of such series shall be considered valid up to and including the excess of the number of Outstanding shares of such series held by such Existing Holder over the number of shares of such series subject to any Hold Orders referred to in clause
         (i) above;

                           (B) subject to subclause (A), if more than one Bid of
                  an Existing Holder for shares of such series is submitted to the Auction Agent with the same rate and the number of Outstanding shares of such series subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and the number of shares of such series subject to each Bid with the same rate shall be reduced pro rata to cover the number of shares of such series equal to such excess;

                           (C) subject to subclauses (A) and (B), if more than
                  one Bid of an Existing Holder for shares of such series is submitted to the Auction Agent with different rates, such Bids shall be considered valid in the ascending order of their respective rates up to and including the amount of such excess; and

                           (D) in any such event, the number, if any, of such
                  Outstanding shares of such series subject to any portion of Bids considered not valid in whole or in part under this clause (ii) shall be treated as the subject of a Bid for shares of such Series by or on behalf of a Potential Holder at the rate therein specified; and

                  (iii) all Sell Orders for shares of such series shall be considered valid up to and including the excess of the number of Outstanding shares of such series held by such Existing Holder over the sum of shares of such series subject to valid Hold Orders referred to in clause (i) above and valid Bids referred to in clause (ii) above.

         (e) If more than one Bid for one or more shares of a series of APS is submitted to the Auction Agent by or on behalf of any Potential Holder, each such Bid submitted shall be a separate Bid with the rate and number of shares therein specified.

         (f) Any Order submitted by a Beneficial Owner or a Potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date, shall be irrevocable.

3. DETERMINATION OF SUFFICIENT CLEARING BIDS, WINNING BIDS RATE AND APPLICABLE RATE.

         (a) Not earlier than the Submission Deadline on each Auction Date for shares of a series of APS, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers in respect of shares of such series (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine for such series:

                  (i) the excess of the number of Outstanding shares of such series over the number of Outstanding shares of such series subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available APS" of such series);

                  (ii) from the Submitted Orders for shares of such series whether:

                           (A) the number of Outstanding shares of such series
                  subject to Submitted Bids of Potential Holders specifying one or more rates equal to or lower than the Maximum Applicable Rate for shares of such series; exceeds or is equal to the sum of;

                           (B) the number of Outstanding shares of such series
                  subject to Submitted Bids of Existing Holders specifying one or more rates higher than the Maximum Applicable Rate for shares of such series; and

                           (C) the number of Outstanding shares of such series
                  subject to Submitted Sell Orders

         (in the event such excess or such equality exists (other than because the number of shares of such series in subclauses (B) and (C) above is zero because all of the Outstanding shares of such series are subject to Submitted Hold Orders), such Submitted Bids in subclause (A) above being hereinafter referred to collectively as "Sufficient Clearing Bids" for shares of such series); and

         (iii) if Sufficient Clearing Bids for shares of such series exist, the lowest rate specified in such Submitted Bids (the "Winning Bid Rate" for shares of such series) which if:

                           (A) (I) each such Submitted Bid of Existing Holders
                  specifying such lowest rate and (II) all other such Submitted Bids of Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the shares of such series that are subject to such Submitted Bids; and

                           (B) (I) each such Submitted Bid of Potential Holders
                  specifying such lowest rate and (II) all other such Submitted Bids of Potential Holders specifying lower rates were accepted; would result in such Existing Holders described in subclause (A) above continuing to hold an aggregate number of Outstanding shares of such series which, when added to the number of Outstanding shares of such series to be purchased by such Potential Holders described in subclause (B) above, would equal not less than the Available APS of such series.

         (b) Promptly after the Auction Agent has made the determinations pursuant to paragraph (a) of this Section 3, the Auction Agent shall advise the Trust of the Maximum Applicable Rate for shares of the series of APS for which an Auction is being held on the Auction Date and, based on such determination the Applicable Rate for shares of such series for the next succeeding Dividend Period thereof as follows:

                  (i) if Sufficient Clearing Bids for shares of such series exist, that the Applicable Rate for all shares of such series for the next succeeding Dividend Period thereof shall be equal to the Winning Bid Rate for shares of such series so determined;

                  (ii) if Sufficient Clearing Bids for shares of such series do not exist (other than because all of the Outstanding shares of such series are subject to Submitted Hold Orders), that the Applicable Rate for all shares of such series for the next succeeding Dividend Period thereof shall be equal to the Maximum Applicable Rate for shares of such series; or

                  (iii) if all of the Outstanding shares of such series are subject to Submitted Hold Orders, then the Dividend Period to which such Auction relates shall be a Minimum Dividend Period and the Applicable Rate for all shares of such series for the next succeeding Dividend Period thereof shall be 60% of the applicable Reference Rate on such Auction Date.

4. ACCEPTANCE AND REJECTION OF SUBMITTED BIDS AND SUBMITTED SELL ORDERS AND ALLOCATION OF SHARES.

         Existing Holders shall continue to hold the APS that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to paragraph (a) of Section 3 of this Part II, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected by the Auction Agent and the Auction Agent shall take such other action as set forth below:

         (a) If Sufficient Clearing Bids for shares of a series of APS have been made, all Submitted Sell Orders with respect to shares of such series shall be accepted and, subject to the provisions of paragraphs (d) and (e) of this section 4, Submitted Bids with respect to shares of such series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids with respect to shares of such series shall be rejected:

                  (i) Existing Holders' Submitted Bids for shares of such series specifying any rate that is higher than the Winning Bid Rate for shares of such series shall be accepted, thus requiring each such Existing Holder to sell the APS subject to such Submitted Bids;

                  (ii) Existing Holders' Submitted Bids for shares of such series specifying any rate that is lower than the Winning Bid Rate for shares of such series shall be rejected, thus entitling each such Existing Holder to continue to hold the APS subject to such Submitted Bids;

                  (iii) Potential Holders' Submitted Bids for shares of such series specifying any rate that is lower than the Winning Bid Rate for shares of such series shall be accepted;

                  (iv) each Existing Holder's Submitted Bid for shares of such series specifying a rate that is equal to the Winning Bid Rate for shares of such series shall be rejected, thus entitling such Existing Holder to continue to hold the APS subject to such Submitted Bid, unless the number of Outstanding APS subject to all such Submitted Bids shall be greater than the number of APS ("remaining shares") in the excess of the Available APS of such series over the number of APS subject to Submitted Bids described in clauses (ii) and (iii) of this paragraph (a), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold APS subject to such Submitted Bid, but only in an amount equal to the number of APS of such series obtained by multiplying the number of remaining shares by a fraction, the numerator of which shall be the number of Outstanding APS held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding APS subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate for shares of such series; and

                  (v) each Potential Holder's Submitted Bid for shares of such series specifying a rate that is equal to the Winning Bid Rate for shares of such series shall be accepted but only in an amount equal to the number of shares of such series obtained by multiplying the number of shares in the excess of the Available APS of such series over the number of APS subject to Submitted Bids described in clauses (ii) through (iv) of this paragraph (a) by a fraction, the numerator of which shall be the number of Outstanding APS subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding APS subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate for shares of such series.

         (b) If Sufficient Clearing Bids for shares of a series of APS have not been made (other than because all of the Outstanding shares of such series are subject to Submitted Hold Orders), subject to the provisions of paragraph (d) of this Section 4, Submitted Orders for shares of such series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids for shares of such series shall be rejected:

                  (i) Existing Holders' Submitted Bids for shares of such series specifying any rate that is equal to or lower than the Maximum Applicable Rate for shares of such series shall be rejected, thus entitling such Existing Holders to continue to hold the APS subject to such Submitted Bids;

                  (ii) Potential Holders' Submitted Bids for shares of such series specifying any rate that is equal to or lower than the Maximum Applicable Rate for shares of such series shall be accepted; and

                  (iii) Each Existing Holder's Submitted Bid for shares of such series specifying any rate that is higher than the Maximum Applicable Rate for shares of such series and the Submitted Sell Orders for shares of such series of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted or on whose behalf was submitted any such Submitted Bid or Submitted Sell Order to sell the shares of such series subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the number of shares of such series obtained by multiplying the number of shares of such series subject to Submitted Bids described in clause (ii) of this paragraph (b) by a fraction, the numerator of which shall be the number of Outstanding shares of such series held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding shares of such series subject to all such Submitted Bids and Submitted Sell Orders.

         (c) If all of the Outstanding shares of a series of APS are subject to Submitted Hold Orders, all Submitted Bids for shares of such series shall be rejected.

         (d) If, as a result of the procedures described in clause (iv) or (v) of paragraph (a) or clause (iii) of paragraph (b) of this Section 4, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of a series of APS on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of APS of such series to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date as a result of such procedures so that the number of shares so purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole APS.

         (e) If, as a result of the procedures described in clause (v) of paragraph (a) of this Section 4, any Potential Holder would be entitled or required to purchase less than a whole share of a series of APS on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, allocate APS of such series for purchase among Potential Holders so that only whole shares of APS of such Series are purchased on such Auction Date as a result of such procedures by any Potential Holder, even if such allocation results in one or more Potential Holders not purchasing APS of such series on such Auction Date.

         (f) Based on the results of each Auction for shares of a series of APS, the Auction Agent shall determine the aggregate number of shares of such series to be purchased and the aggregate number of shares of such series to be sold by Potential Holders and Existing Holders and, with respect to each Potential Holder and Existing Holder, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Potential Holder(s) or Existing Holder(s) they shall deliver, or from which other Potential Holder(s) or Existing Holder(s) they shall receive, as the case may be, APS of such series. Notwithstanding any provision of the Auction Procedures to the contrary, in the event an Existing Holder or Beneficial Owner of a series of APS with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such shares against payment therefor, partial deliveries of APS that have been made in respect of Potential Holders' or Potential Beneficial Owners' submitted Bids for shares of such series that have been accepted in whole or in part shall constitute good delivery to such Potential Holders and Potential Beneficial Owners.

         (g) None of the Trust, the Adviser, nor the Auction Agent nor any affiliate of either shall have any responsibility or liability with respect to the failure of an Existing Holder, a Potential Holder, a Beneficial Owner, a Potential Beneficial Owner or its respective Agent Member to deliver APS of any series or to pay for APS of any series sold or purchased pursuant to the Auction Procedures or otherwise.

5.       AUCTION AGENT.

         For so long as any APS are outstanding, the Auction Agent, duly appointed by the Trust to so act, shall be in each case a commercial bank, trust company or other financial institution independent of the Trust and its Affiliates (which however may engage or have engaged in business transactions with the Trust or its Affiliates) and at no time shall the Trust or any of its affiliates act as the Auction Agent in connection with the Auction Procedures. If the Auction Agent resigns or for any reason its appointment is terminated during any period that any APS are outstanding, the Board of Trustees shall use its best efforts promptly thereafter to appoint another qualified commercial bank, trust company or financial institution to act as the Auction Agent. The Auction Agent's registry of Existing Holders of a series of APS shall be conclusive and binding on the Broker-Dealers. A Broker-Dealer may inquire of the Auction Agent between 3:00 p.m. on the Business Day preceding an Auction for a series of APS and 9:30 a.m. on the Auction Date for such Auction to ascertain the number of shares of such series in respect of which the Auction Agent has determined such Broker-Dealer to be an Existing Holder. If such Broker-Dealer believes it is the Existing Holder of fewer shares of such series than specified by the Auction Agent in response to such Broker-Dealer's inquiry, such Broker-Dealer may so inform the Auction Agent of that belief. Such Broker-Dealer shall not, in its capacity as Existing Holder of shares of such series, submit Orders in such Auction in respect of shares of such series covering in the aggregate more than the number of shares of such series specified by the Auction Agent in response to such Broker-Dealer's inquiry.

6.       TRANSFER OF APS.

         Unless otherwise permitted by the Trust, a Beneficial Owner or an Existing Holder may sell, transfer or otherwise dispose of APS only in whole shares and only pursuant to a Bid or Sell Order placed with the Auction Agent in accordance with the procedures described in this Part II or to a Broker-Dealer; provided, however, that (a) a sale, transfer or other disposition of APS from a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer as the holder of such shares to that Broker-Dealer or another customer of that Broker-Dealer shall not be deemed to be a sale, transfer or other disposition for purposes of this Section 6 if such Broker-Dealer remains the Existing Holder of the shares so sold, transferred or disposed of immediately after such sale, transfer or disposition and (b) in the case of all transfers other than pursuant to Auctions, the Broker-Dealer (or other Person, if permitted by the Trust) to whom such transfer is made shall advise the Auction Agent of such transfer.

7.       GLOBAL CERTIFICATE.

         Prior to the commencement of a Voting Period, (i) all of the shares of a series of APS outstanding from time to time shall be represented by one global certificate registered in the name of the Securities Depository or its nominee and (ii) no registration of transfer of shares of a series of APS shall be made on the books of the Trust to any Person other than the Securities Depository or its nominee.

8.       FORCE MAJEURE.

         (a) Notwithstanding anything else set forth herein, if an Auction Date is not a Business Day because the New York Stock Exchange is closed for business due to an act of God, natural disaster, act of war, civil or military disturbance, act of terrorism, sabotage, riots or a loss or malfunction of utilities or communications services or the Auction Agent is not able to conduct an Auction in accordance with the Auction Procedures for any such reason, then the Auction Rate for the next Dividend Period shall be the Auction Rate determined on the previous Auction Date.

         (b) Notwithstanding anything else set forth herein, if a Dividend Payment Date is not a Business Day because the New York Stock Exchange is closed for business due to an act of God, natural disaster, act of war civil or military disturbance, act of terrorism, sabotage, riots or a loss or malfunction of utilities or communications services or the dividend payable on such date can not be paid for any such reason, then:

                  (i) the Dividend Payment Date for the affected Dividend Period shall be the next Business Day on which the Trust and its paying agent, if any, are able to cause the dividend to be paid using their reasonable best efforts;

                  (ii) the affected Dividend Period shall end on the day it would have ended had such event not occurred and the Dividend Payment Date had remained the scheduled date; and

                  (iii) the next Dividend Period will begin and end on the dates on which it would have begun and ended had such event not occurred and the Dividend Payment Date remained the scheduled date.

APPENDIX D--SETTLEMENT PROCEDURES

                              SETTLEMENT PROCEDURES

         Capitalized terms used herein shall have the respective meanings specified in the Statement of Preferences.

(a) On each Auction Date, the Auction Agent shall notify by telephone or through the Auction Agent's auction processing system the Broker-Dealers that participated in the Auction held on such Auction Date and submitted an Order on behalf of any Beneficial Owner or Potential Beneficial Owner of:

(i)     the Applicable Rate fixed for the next succeeding Dividend Period;

(ii) whether Sufficient Clearing Bids existed for the determination of the Applicable Rate;

(iii) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted a Bid or a Sell Order on behalf of a Beneficial Owner, the number of Preferred Shares, if any, to be sold by such Beneficial Owner;

(iv) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Beneficial Owner, the number of Preferred Shares, if any, to be purchased by such Potential Beneficial Owner;

(v) if the aggregate number of Preferred Shares to be sold by all Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order exceeds the aggregate number of Preferred Shares to be purchased by all Potential Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the name of the Agent Member, if any, of each such Buyer's Broker-Dealer) acting for one or more purchasers of such excess number of Preferred Shares and the number of such shares to be purchased from one or more Beneficial Owners on whose behalf such Broker-Dealer acted by one or more Potential Beneficial Owners on whose behalf each of such Buyer's Broker-Dealers acted;

(vi) if the aggregate number of Preferred Shares to be purchased by all Potential Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid exceeds the aggregate number of Preferred Shares to be sold by all Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Agent Member, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess number of Preferred Shares and the number of such shares to be sold to one or more Potential Beneficial Owners on whose behalf such Broker-Dealer acted by one or more Beneficial Owners on whose behalf each of such Seller's Broker-Dealers acted; and

(vii) the Auction Date of the next succeeding Auction with respect to the Preferred Shares.

(b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Beneficial Owner or Potential Beneficial Owner shall:

(i) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, instruct each Potential Beneficial Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Beneficial Owner's Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the number of Preferred Shares to be purchased pursuant to such Bid against receipt of such shares and advise such Potential Beneficial Owner of the Applicable Rate for the next succeeding Dividend Period;

(ii) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Beneficial Owner on whose behalf such Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Beneficial Owner's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the number of Preferred Shares to be sold pursuant to such Order against payment therefor and advise any such Beneficial Owner that will continue to hold Preferred Shares of the Applicable Rate for the next succeeding Dividend Period;

(iii) advise each Beneficial Owner on whose behalf such Broker-Dealer submitted a Hold Order of the Applicable Rate for the next succeeding Dividend Period;

(iv) advise each Beneficial Owner on whose behalf such Broker-Dealer submitted an Order of the Auction Date for the next succeeding Auction; and

(v) advise each Potential Beneficial Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the Auction Date for the next succeeding Auction.

(c) On the basis of the information provided to it pursuant to (a) above, each Broker-Dealer that submitted a Bid or a Sell Order on behalf of a Potential Beneficial Owner or a Beneficial Owner shall, in such manner and at such time or times as in its sole discretion it may determine, allocate any funds received by it pursuant to (b)(i) above and any Preferred Shares received by it pursuant to
(b)(ii) above among the Potential Beneficial Owners, if any, on whose behalf such Broker-Dealer submitted Bids, the Beneficial Owners, if any, on whose behalf such Broker-Dealer submitted Bids that were accepted or Sell Orders, and any Broker-Dealer or Broker-Dealers identified to it by the Auction Agent pursuant to (a)(v) or (a)(vi) above.

(d)      On each Auction Date:

(i) each Potential Beneficial Owner and Beneficial Owner shall instruct its Agent Member as provided in (b)(i) or (ii) above, as the case may be;

(ii) each Seller's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to the Agent Member of the Beneficial Owner delivering shares to such Broker-Dealer pursuant to (b)(ii) above the amount necessary to purchase such shares against receipt of such shares, and (B) deliver such shares through the Securities Depository to a Buyer's Broker-Dealer (or its Agent Member) identified to such Seller's Broker-Dealer pursuant to (a)(v) above against payment therefor; and

(iii) each Buyer's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to a Seller's Broker-Dealer (or its Agent Member) identified pursuant to (a)(vi) above the amount necessary to purchase the shares to be purchased pursuant to (b)(i) above against receipt of such shares, and (B) deliver such shares through the Securities Depository to the Agent Member of the purchaser thereof against payment therefor.

         (e)  On the day after the Auction Date:

               (i)each Bidder's Agent Member referred to in (d)(i) above shall instruct the Securities Depository to execute the transactions described in (b)(i) or (ii) above, and the Securities Depository shall execute such transactions;

               (ii) each Seller's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (d)(ii) above, and the Securities Depository shall execute such transactions; and

               (ii) each Buyer's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (d)(iii) above, and the Securities Depository shall execute such transactions.

         (f) If a Beneficial Owner selling Preferred Shares in an Auction fails to deliver such shares (by authorized book-entry), a Broker-Dealer may deliver to the Potential Beneficial Owner on behalf of which it submitted a Bid that was accepted a number of whole Preferred Shares that is less than the number of shares that otherwise was to be purchased by such Potential Beneficial Owner. In such event, the number of Preferred Shares to be so delivered shall be determined solely by such Broker-Dealer. Delivery of such lesser number of shares shall constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or non-delivery of shares which shall represent any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the provisions of the Auction Agency Agreement and the Broker-Dealer Agreements.